UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

CORELOGIC, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

DATED SEPTEMBER 4, 2020

[●], 2020

Dear Fellow Stockholder:

A special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc. (the “Company” or “CoreLogic”) will be held at [●] [a.m.]/[p.m.], local time, on Tuesday, November 17, 2020, at [●]. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of special meeting to stockholders (the “Notice of Special Meeting”) and proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement and accompanying WHITE proxy card (the “WHITE Proxy Card”) are first being mailed to stockholders on or about [●], 2020.

We have called the Special Meeting to give our stockholders the opportunity to vote and express their views on a series of proposals described in the accompanying Notice of Special Meeting and Proxy Statement, each of which are opposed by the Company’s board of directors (the “Board”). The Board unanimously recommends that you vote today AGAINST all of the proposals on the enclosed WHITE Proxy Card, for the reasons discussed below and detailed in the Proxy Statement.

On June 26, 2020, the Board received an unsolicited, non-binding proposal from Senator Investment Group LP (together with its affiliates, “Senator”) and Cannae Holdings, Inc. (together with its affiliates, “Cannae”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a price of $65.00 per share in cash (the “Acquisition Proposal”). On July 6, 2020, the Board unanimously concluded, after consultation with its independent financial and legal advisors, that the Acquisition Proposal significantly undervalues CoreLogic, raises serious regulatory concerns and is not in the best interests of CoreLogic’s stockholders. On July 7, 2020, the Company informed Senator and Cannae of the Board’s decision to reject the Acquisition Proposal.

In connection with the Acquisition Proposal, Senator and Cannae have requested that certain proposals be presented to stockholders for them to consider and vote upon at a special meeting. Although the Board does not believe that approving these proposals is in the best interests of all of the Company’s stockholders, the Board determined to call the Special Meeting to provide our stockholders the opportunity to vote and express their views on the proposals set forth in the Proxy Statement.

CoreLogic has achieved great success under your Board. Fiscal year 2020 is on track to be a record year in profitability with strong growth. For the second quarter of fiscal year 2020 the Company outperformed its updated guidance and, based on its strong results, the Company also increased its guidance for fiscal year 2020. The Company also recently increased its share repurchase authority to $1 billion and expects to make share repurchases of $500 million in fiscal year 2020, $300 million in fiscal year 2021 and $200 million in fiscal year 2022. Additionally, in July 2020, the Company further increased its quarterly dividend by 50%, from $0.22 to $0.33 per share.

The proposals to be considered and voted upon at the Special Meeting, all of which your Board opposes, seek to (i) remove J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker from your Board, despite such directors (other than Pamela Patenaude, who joined the Board in June 2020) having been duly elected by our stockholders at our last annual meeting of stockholders less than five months ago, (ii) nominate nine nominees hand-picked by Senator and Cannae for appointment to your Board and (iii) amend certain provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”). If appointed, Senator and Cannae’s hand-picked nominees would have control of your Board and would be positioned to consider and negotiate an acquisition proposal with Senator and Cannae, the very same entities that nominated and are soliciting votes for them. This would allow these nominees hand-picked by Senator and Cannae to, subject to their fiduciary duties, facilitate the acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal that your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders.

The Board believes that Senator and Cannae’s intent is to circumvent the Board’s business judgment and prevent the Company from executing on its current strategy—which the Board believes will generate value for the Company’s stockholders—and seize for Senator and Cannae value that rightly belongs to the Company’s stockholders.

The Board strongly believes that Senator and Cannae’s actions are not in the best interests of the Company and its stockholders, and unanimously recommends that you vote today AGAINST all of the proposals on the enclosed WHITE Proxy Card. You should read the Proxy Statement carefully, including the section of the Proxy Statement entitled “Reasons to Reject the Stockholder Proposals,” because it contains important information about why you should reject Senator and Cannae’s efforts to remove and replace nine of the Company’s directors and to amend the Bylaws. We ask stockholders to carefully consider the impact that the proposals could have on the value of your shares.

Your vote is important. Whether or not you plan to attend the Special Meeting, we hope you will submit your proxy as soon as possible. You may submit a proxy over the internet, by telephone or by signing, dating and returning the enclosed WHITE Proxy Card in the envelope provided. Information about each of these proxy submission methods is set forth in the accompanying Notice of Special Meeting and Proxy Statement.

As stockholders of the Company, Senator and Cannae do not have a fiduciary duty to act in the best interests of the Company’s stockholders (including when selecting nominees to serve on your Board, who also do not, and will not, have any such duty unless elected to the Board). We strongly urge you NOT to sign or return any [●] proxy card sent to you by Senator or Cannae. If you have previously signed a [●] proxy card sent to you by Senator or Cannae, you can revoke that earlier proxy and vote by proxy AGAINST all of the proposals by signing, dating and returning the enclosed WHITE Proxy Card in the postage-paid envelope provided, by voting over the internet using the internet address on the WHITE Proxy Card or by voting by telephone using the toll-free number on the WHITE Proxy Card.

REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK THAT YOU OWN, YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE ACT TODAY AND MAKE YOUR VOICE HEARD REGARDING THE FUTURE OF YOUR COMPANY. Thank you for your consideration and your continuing support of our Company.

Paul F. Folino	Frank D. Martell

Chairman of the Board	President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

DATED SEPTEMBER 4, 2020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[●], 2020

TO OUR STOCKHOLDERS:

A special meeting of the stockholders of CoreLogic, Inc., a Delaware corporation (the “Company” or “CoreLogic”), will be held on Tuesday, November 17, 2020, at [●] [a.m.]/[p.m.], local time, at [●] (the “Special Meeting”), to consider and vote upon the following proposals, each of which is opposed by the Company’s board of directors (the “Board”):

1.

the repeal of each provision of, or amendment to, the Company’s Amended and Restated Bylaws (the “Bylaws”) adopted by the Board without the approval of the Company’s stockholders subsequent to July 6, 2020;

2.

the removal from office as directors of the Company of J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker, as well as any other person or persons elected or appointed to the Board without stockholder approval after June 18, 2020 and up to and including the date of the Special Meeting (other than the Senator and Cannae Nominees listed in the Nomination Proposal (as each is defined below)) (such directors, the “Incumbent Directors” and such proposal, the “Director Removal Proposal”);

3.

the nomination of W. Steve Albrecht, Martina Lewis Bradford, Gail Landis, Wendy Lane, Ryan McKendrick, Katherine “KT” Rabin, Sreekanth Ravi, Lisa Wardell and Henry W. “Jay” Winship (the “Senator and Cannae Nominees”) for appointment to the Board by the directors then in office, if and to the extent one or more of the Incumbent Directors is removed from the Board pursuant to the valid adoption of the Director Removal Proposal (the “Nomination Proposal”); and

4.

the amendment to Section 2.2 of Article II of the Bylaws, as set forth below, to add a new clause to Section 2.2 of Article II of the Bylaws (which shall be designated clause (b)) to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal:

“(b) Notwithstanding anything to the contrary set forth herein, unless otherwise specified by the Court of Chancery, the Chief Executive Officer or Secretary shall, within five (5) business days after the date on which the Court of Chancery issues an order requiring the Corporation to hold an election pursuant to Section 223 of the DGCL, call a special meeting of stockholders of the Corporation for the election of directors and deliver notice of such meeting as provided in Section 2.3 of this Article II. Any special meeting of stockholders of the Corporation so called shall be held at the place, date and time specified in the notice of such meeting and in accordance with applicable law (or, at such other place, date and time as may be specified by the Court of Chancery).”

These proposals are referred to herein collectively as the “Stockholder Proposals.”

In the event of the valid adoption of the Nomination Proposal, pursuant to Section 5.2 of CoreLogic’s Amended and Restated Certificate of Incorporation and Section 3.3 of the Bylaws, the Board will, subject to applicable law, fill any vacancies on the Board resulting from removals from among the Senator and Cannae Nominees, if any, who have received the affirmative vote of the holders of a majority in voting power of the Company’s stock entitled to vote thereon, present in person or represented by proxy at the Special Meeting (the “Eligible Nominees”). If the number of Eligible Nominees exceeds the number of vacancies on the Board resulting from removals, the Board will fill such vacancies with the Eligible Nominees receiving the highest

i

number of affirmative votes, subject to applicable law, or, in the event of a tie, the Board shall determine which of the Eligible Nominees receiving the highest number of affirmative votes will fill such vacancies.

The Company’s proxy statement accompanying this Notice of Special Meeting describes each of these proposals in more detail. Your Board unanimously recommends that you vote today AGAINST all of the Stockholder Proposals on the enclosed WHITE proxy card (the “WHITE Proxy Card”).

The Stockholder Proposals are the only proposals to be acted upon at the Special Meeting. In accordance with Section 2.10(b) of Article II of the Bylaws, no other business will be conducted. Stockholders of record at the close of business on September 18, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

All stockholders as of the close of business on the Record Date are cordially invited to attend the Special Meeting in person. If you are a stockholder of record you must bring proof of identification in order to be admitted to the Special Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership as of the Record Date – for example a copy of a brokerage statement showing your share ownership – and proof of identification in order to be admitted to the Special Meeting. We currently plan to hold the Special Meeting in person. However, as part of our contingency planning regarding the novel coronavirus (COVID-19), we are preparing for the possibility that the Special Meeting may be held by means of remote communication (sometimes referred to as a “virtual” meeting). If we take this step, we will announce the decision to do so as soon as practicable before the Special Meeting through a press release and public filing with the Securities and Exchange Commission (the “SEC”), and details will be available for viewing under the “Investor Relations” section of our website at https://investor.corelogic.com. We recommend that you monitor this website for updated information and registration details in the event we determine to convert to a virtual meeting and you elect to participate remotely. Whether or not you plan to attend the Special Meeting, we urge you to review these materials carefully and to vote by proxy by internet, telephone, or by submitting your WHITE Proxy Card as promptly as possible.

YOUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY [●] PROXY CARD SENT TO YOU BY SENATOR OR CANNAE.

If you have previously signed a [●] proxy card sent to you by Senator or Cannae, you can revoke that earlier proxy and vote by proxy AGAINST all of the Stockholder Proposals by voting over the internet using the website indicated on the WHITE Proxy Card, by voting by telephone using the toll-free number on the WHITE Proxy Card, or by signing, dating and returning the WHITE Proxy Card in the postage-paid envelope provided. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. Please act today and make your voice heard regarding the future of your Company.

By Order of the Board of Directors,

Francis Henry Aaron

Chief Legal Officer and Corporate Secretary

Irvine, California

[●], 2020

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IMPORTANT

Your vote is extremely important. Whether or not you plan to attend the Special Meeting and regardless of the number of shares you own, we urge you to vote promptly by proxy AGAINST all of the Stockholder Proposals.

If you have any questions about submitting your WHITE Proxy Card or otherwise require assistance, please contact:

501 Madison Avenue, 20th Floor

New York, New York 10022

TOLL-FREE at (877) 750-9498 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

iii

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

DATED SEPTEMBER 4, 2020

CORELOGIC, INC.

40 Pacifica

Irvine, California 92618

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 2020

PROXY STATEMENT

This proxy statement filed on Schedule 14A (this “Proxy Statement”) and the enclosed WHITE proxy card (the “WHITE Proxy Card”) are furnished by the Board of Directors (the “Board” or “Board of Directors”) of CoreLogic, Inc., a Delaware corporation (the “Company,” “CoreLogic,” “we,” “us,” or “our”), to the holders of outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), for use at the special meeting of stockholders (the “Special Meeting”) to be held at [●] [a.m.]/[p.m.], local time, on Tuesday, November 17, 2020, at [●], and at any adjournments or postponements thereof.

This Proxy Statement and the enclosed WHITE Proxy Card are first being mailed to stockholders on or about [●], 2020.

On June 26, 2020, the Board received an unsolicited, non-binding proposal from Senator Investment Group LP (together with its affiliates, “Senator”) and Cannae Holdings, Inc. (together with its affiliates, “Cannae”), to acquire all of the outstanding shares of Common Stock at a price of $65.00 per share in cash (the “Acquisition Proposal”). On July 6, 2020, the Board unanimously concluded, after consultation with its independent financial and legal advisors, that the Acquisition Proposal significantly undervalues CoreLogic, raises serious regulatory concerns and is not in the best interests of CoreLogic’s stockholders. On July 7, 2020, the Company informed Senator and Cannae of the Board’s decision to reject the Acquisition Proposal.

In connection with the Acquisition Proposal, Senator and Cannae have requested that certain proposals be presented to stockholders for them to consider and vote upon at a special meeting. Although the Board does not believe that approving these proposals is in the best interests of all of the Company’s stockholders, the Board determined to call the Special Meeting to provide our stockholders the opportunity to vote and express their views on the proposals set forth in the Proxy Statement.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ALL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY [●] PROXY CARD SENT TO YOU BY SENATOR OR CANNAE. YOUR BOARD, WHICH IS COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS (OTHER THAN THE COMPANY’S CHIEF EXECUTIVE OFFICER), IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF THE COMPANY’S STOCKHOLDERS.

If you have previously signed a [●] proxy card sent to you by Senator or Cannae, you can revoke that earlier proxy and vote by proxy AGAINST all of the matters to be voted on at the Special Meeting by signing, dating and returning the enclosed WHITE Proxy Card in the enclosed postage-paid envelope, by voting over the internet using the internet address on the WHITE Proxy Card or by voting by telephone using the toll-free number on the WHITE Proxy Card. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the proposals, your broker, bank or other nominee may not vote your shares with respect to any of the proposals. We encourage you to instruct your broker, bank or other nominee to vote your shares AGAINST all of the proposals set forth in this Proxy Statement by following the directions on the enclosed WHITE voting instruction form to provide your instructions over the internet, by telephone or by signing, dating and returning the WHITE voting instruction form in the postage-paid envelope provided.

In accordance with Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Board has set the close of business on September 18, 2020 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to notice of, and to vote at, the Special Meeting. Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, [●] shares of our Common Stock were outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Common Stock held.

If you have any questions about submitting your WHITE Proxy Card or otherwise require assistance, please contact:

501 Madison Avenue, 20th Floor

New York, New York 10022

TOLL-FREE at (877) 750-9498 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

FORWARD-LOOKING STATEMENTS

Certain statements made in this Proxy Statement are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results, including in the second half of fiscal year 2020 and fiscal years 2021 and 2022, overall mortgage market volumes, market opportunities, stockholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long term consequences of the Acquisition Proposal we received from Senator and Cannae. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties include but are not limited to: any potential developments related to the Acquisition Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

DESCRIPTION OF THE STOCKHOLDER PROPOSALS

The Special Meeting is being held to consider and vote upon the proposals below, all of which are opposed by the Board. While the Board opposes the proposals, it has called the Special Meeting in order to allow stockholders to consider and vote upon the following proposals:

1.	the repeal of each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the Company’s stockholders subsequent to July 6, 2020 (“Proposal 1” or the “Repeal Proposal”);

2.

the removal from office as directors of the Company of J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker, as well as any other person or persons elected or appointed to the Board without stockholder approval after June 18, 2020 and up to and including the date of the Special Meeting (other than the Senator and Cannae Nominees in the Nomination Proposal (each, as defined below)) (such directors, the “Incumbent Directors” and such proposal, “Proposal 2” or the “Director Removal Proposal”);

3.

the nomination of W. Steve Albrecht, Martina Lewis Bradford, Gail Landis, Wendy Lane, Ryan McKendrick, Katherine “KT” Rabin, Sreekanth Ravi, Lisa Wardell and Henry W. “Jay” Winship (the “Senator and Cannae Nominees”) for appointment to the Board by the directors then in office, if and to the extent one or more of the Incumbent Directors is removed from the Board pursuant to the valid adoption of the Director Removal Proposal (“Proposal 3” or the “Nomination Proposal”); and

4.

the amendment to Section 2.2 of Article II of the Bylaws, as set forth below, to add a new clause to Section 2.2 of Article II of the Bylaws (which shall be designated clause (b)) to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal:

“(b) Notwithstanding anything to the contrary set forth herein, unless otherwise specified by the Court of Chancery, the Chief Executive Officer or Secretary shall, within five (5) business days after the date on which the Court of Chancery issues an order requiring the Corporation to hold an election pursuant to Section 223 of the DGCL, call a special meeting of stockholders of the Corporation for the election of directors and deliver notice of such meeting as provided in Section 2.3 of this Article II. Any special meeting of stockholders of the Corporation so called shall be held at the place, date and time specified in the notice of such meeting and in accordance with applicable law (or, at such other place, date and time as may be specified by the Court of Chancery)” (“Proposal 4” or the “Bylaw Amendment Proposal”).

The Repeal Proposal, the Director Removal Proposal, the Nomination Proposal and the Bylaw Amendment Proposal are referred to herein collectively as the “Stockholder Proposals.”

In the event of the valid adoption of the Nomination Proposal, pursuant to Section 5.2 of CoreLogic’s Amended and Restated Certificate of Incorporation (the “Charter”) and Section 3.3 of the Bylaws, the Board will, subject to applicable law, fill any vacancies on the Board resulting from removals from among the Senator and Cannae Nominees, if any, who have received the affirmative vote of the holders of a majority in voting power of the Company’s stock entitled to vote thereon, present in person or represented by proxy at the Special Meeting (the “Eligible Nominees”). If the number of Eligible Nominees exceeds the number of vacancies on the Board resulting from removals, the Board will fill such vacancies with the Eligible Nominees receiving the highest number of affirmative votes, subject to applicable law, or, in the event of a tie, the Board shall determine which of the Eligible Nominees receiving the highest number of affirmative votes will fill such vacancies.

For additional information regarding the Senator and Cannae Nominees, please refer to Appendix B to this Proxy Statement. The information set forth in Appendix B regarding the Senator and Cannae Nominees is based on information contained in the definitive solicitation statement filed by Senator and Cannae with the SEC on August 19, 2020, as amended (the “Senator and Cannae Solicitation Statement”), and information provided to the Company by Senator and Cannae. The incorporation of this information in Appendix B to this Proxy Statement should not be construed as an admission by the Company that such information is accurate, and the Company does not undertake any obligation to update such information.

A vote in favor of the Stockholder Proposals would be a vote to remove your duly elected, highly-qualified and independent Incumbent Directors and replace them with the Senator and Cannae Nominees, who would then compose a majority of and control your Board. The Senator and Cannae Nominees would be positioned to consider and negotiate an acquisition proposal with Senator and Cannae, the very same entities that nominated and are soliciting votes for them. This would allow these hand-picked Senator and Cannae Nominees to, subject to their fiduciary duties, facilitate the acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal, which your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises significant regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. Senator and Cannae have no duty to act in the best interests of the Company’s stockholders (including in selecting the Senator and Cannae Nominees that Senator and Cannae are proposing be appointed to your Board).

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ALL OF THE STOCKHOLDER PROPOSALS ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY [●] PROXY CARD SENT TO YOU BY SENATOR OR CANNAE. YOUR BOARD, WHICH IS COMPOSED ENTIRELY OF INDEPENDENT DIRECTORS (OTHER THAN THE COMPANY’S CHIEF EXECUTIVE OFFICER), IS COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL OF THE COMPANY’S STOCKHOLDERS.

If you have previously signed a [●] proxy card sent to you by Senator or Cannae, you can revoke that earlier proxy and vote by proxy AGAINST all of the Stockholder Proposals by voting over the internet using the website indicated on the WHITE Proxy Card, by voting by telephone using the toll-free number on the WHITE Proxy Card, or by signing, dating and returning the enclosed WHITE Proxy Card in the postage-paid envelope provided. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. Please act today and make your voice heard regarding the future of your Company.

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Stockholder Proposals, your broker, bank or other nominee may not vote your shares with respect to any of the Stockholder Proposals. We encourage you to instruct your broker, bank or other nominee to vote your shares AGAINST all of the Stockholder Proposals by following the directions on the enclosed WHITE voting instruction form to provide your instructions over the internet, by telephone or by signing, dating and returning the WHITE voting instruction form in the postage-paid envelope provided.

In accordance with Delaware law and the Bylaws, the Board has set the close of business on September 18, 2020 as the Record Date for the determination of the Company’s stockholders who are entitled to notice of, and to vote at, the Special Meeting. Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, [●] shares of our Common Stock were outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Common Stock held.

All stockholders as of the close of business on the Record Date are cordially invited to attend the Special Meeting in person. If you are a stockholder of record you must bring proof of identification in order to be admitted to the Special Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership as of the Record Date – for example a copy of a brokerage statement showing your share ownership – and proof of identification in order to be admitted to the Special Meeting. Please note that participants in our 401(k) Savings Plan (the “401(k) Plan”) may not vote their plan shares by ballot at the Special Meeting, but may provide voting instructions to Fidelity Management Trust Company by [●], 2020 at [●] [a.m./p.m.] [Eastern Time]. See “How are my shares in the Company’s 401(k) Plan voted?” in the section of this Proxy Statement entitled “Questions and Answers About the Special Meeting” for more information.

We currently plan to hold the Special Meeting in person. However, as part of our contingency planning regarding the novel coronavirus (COVID-19), we are preparing for the possibility that the Special Meeting may be held by means of remote communication (sometimes referred to as a “virtual” meeting). If we take this step, we will announce the decision to do so as soon as practicable before the Special Meeting through a press release and public filing with the SEC, and details will be available for viewing under the “Investor Relations” section of our website at https://investor.corelogic.com. We recommend that you monitor this website for updated information, and please check the website in advance of the Special Meeting to confirm the status of the Special Meeting and registration details in the event we determine to convert to a virtual meeting and you elect to participate remotely. Whether or not you plan to attend the Special Meeting, we urge you to review these materials carefully and to vote by proxy by internet, telephone or by submitting your WHITE Proxy Card as promptly as possible.

If you have any questions about submitting your WHITE Proxy Card or otherwise require assistance, please contact:

501 Madison Avenue, 20th Floor

New York, New York 10022

TOLL-FREE at (877) 750-9498 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

REASONS TO REJECT THE STOCKHOLDER PROPOSALS

The reasons your Board recommends that you reject the Stockholder Proposals are set forth below.

Senator and Cannae Seek to Seize Control of the Board to Facilitate Their Opportunistic Acquisition Proposal to Cash Out the Company’s Stockholders at a Price Your Duly Elected, Highly-Qualified and Independent Board Has Determined Significantly Undervalues the Company.

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Your duly elected, highly-qualified and independent Board thoroughly evaluated the Acquisition Proposal and unanimously concluded that it (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of CoreLogic stockholders. The Board is comprised of independent directors with track records of successfully evaluating and executing public mergers and acquisitions (“M&A”) transactions. Eight of our 12 directors have previous M&A experience at public companies, including at Pinnacle Entertainment, Microsemi, LifeLock and aQuantive and, collectively, the Board has over $20 billion of prior public M&A experience. Following Senator and Cannae’s public announcement of the Acquisition Proposal, the Board conducted a careful review with the assistance of experienced financial and legal advisors and concluded that the Acquisition Proposal (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders.

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Senator and Cannae themselves recognize that CoreLogic shares are worth more than $65.00 per share. In the press release they issued pre-market on June 26, 2020 announcing the Acquisition Proposal (the “Acquisition Proposal Press Release”), Senator and Cannae stated they had economic exposure to shares representing 15% of the outstanding Common Stock; however, as evidenced by Senator and Cannae’s Schedule 13D, filed with the SEC four days later on June 30, 2020, as amended (the “Senator and Cannae 13D”), Senator and Cannae acquired 2,436,190 shares of Common Stock and entered into forward purchase contracts (representing approximately 3% of the outstanding shares of Common Stock) after issuing the Acquisition Proposal Press Release, at prices as high as $68.27 (which is $3.27 higher than the price they have offered pursuant to the Acquisition Proposal).

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The timing of the Acquisition Proposal is highly opportunistic. Your Board believes that the Acquisition Proposal is opportunistically timed to acquire CoreLogic at a low valuation and then take all the upside that is rightfully yours. The Acquisition Proposal, which was announced on June 26, 2020, does not take into account that the Company increased its second quarter guidance for fiscal year 2020 on June 25, 2020 or that, on July 7, 2020, building off multiple quarters of strong results, the Company issued increased full year guidance for fiscal year 2020. In addition, the Acquisition Proposal does not take into consideration that on July 7, 2020, the Company issued guidance for fiscal year 2021 and fiscal year 2022, reflecting market share gains, major new business wins and the latest estimates of housing market activity, or that on July 23, 2020, the Company announced that it beat its updated second quarter guidance for fiscal year 2020 and further increased its full year guidance for fiscal year 2020. We believe that Cannae, through its affiliated and/or associated companies in the housing finance space, understands the rapidly improving dynamics underlying CoreLogic’s business and timed its unsolicited approach to get ahead of this inflection point.

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Senator and Cannae’s claims about a premium are misleading. Senator and Cannae have consistently referenced the Company’s share price on June 15, 2020 when calculating the premium offered by their $65.00 per share Acquisition Proposal, instead of acknowledging that the Company’s share price traded up 9% to $57.80 after the market closed on June 25, 2020, following the release of increased guidance for the second quarter of fiscal year 2020 and before Senator and Cannae publicly announced the Acquisition Proposal the next morning. Moreover, given the guidance we have provided following June 26, 2020, the Acquisition Proposal effectively provides no takeover premium—at our forward multiple of approximately 11.3x just before Senator and Cannae publicly announced the Acquisition Proposal, the Acquisition Proposal effectively reflects no premium to the implied stock price based on our current guidance. The Acquisition Proposal valued the Company at 13x our previous adjusted EBITDA guidance for fiscal year 2020 at the time the Acquisition Proposal was made. If you apply that same 13x adjusted EBITDA multiple to our updated fiscal year 2020 guidance, the implied per share price would be in the upper $70s, far above the $65.00 per share Acquisition Proposal. The Acquisition Proposal also fails to reflect any multiple expansion or uplift from the Company’s new $1 billion capital return commitment – even though the Company’s revenue trajectory and margin profile are consistent with publicly traded information service provides that trade at 13x or higher.

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Recent transactions in the sector have occurred at much higher multiples than the multiple implied by the Acquisition Proposal. On July 27, 2020, Black Knight, Inc. (a Company that, like Cannae, is in the William Foley network of companies) announced an acquisition of mortgage data provider Optimal Blue for approximately 30x its estimated EBITDA for fiscal year 2020, despite Senator and Cannae’s purported concerns about the mortgage sector.[1] On August 6, 2020, Intercontinental Exchange Inc. announced the acquisition of Ellie Mae Inc. at an implied multiple of approximately 23x estimated EBITDA for fiscal year 2020.[2]

CoreLogic, Under Your Board of Directors, is Delivering Exceptional Operating and Financial Results, Has a Strong Foundation Underpinning its Outlook, and Has Rewarded Stockholders With Strong Returns.

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CoreLogic is delivering exceptional operating and financial results. Fiscal year 2020 is on track to be a record year in profitability with accelerating revenue growth. For the second quarter of fiscal year 2020 the Company outperformed its updated guidance and, based on its strong results, the Company also increased its guidance for fiscal year 2020. Further, CoreLogic has met or exceeded its adjusted EBITDA guidance range in all 12 quarters since it began issuing such guidance.

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The Company has a strong foundation underpinning its outlook. The Company expects revenue growth of 11% for fiscal year 2020[3], fueled by (i) four “mega” wins (which the Company defines as contracts in excess of one year in duration and generating greater than $10 million in revenue), (ii) the adoption of our next-generation integrated insurance solutions and (iii) national expansion of our OneHome and HomeVisit solutions. In addition, CoreLogic maintains long-term client relationships with renewal rates underpinning its recurring revenue, with 95% of CoreLogic’s revenue being recurring in nature. Further, approximately 60% of the Company’s 2021 assumed organic revenue growth target of 5%, or $95 million, is already secured by contract wins.

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CoreLogic has increased its non-mortgage growth. The Company has transformed its business to decrease its dependency on the mortgage markets. Exhibit 1 below shows the breakdown of mortgage and non-mortgage revenue in 2018 and today, as well as the targeted breakdown for fiscal year 2022. The Company currently has divestiture processes underway for tenant screening and credit solution businesses, which would increase its revenue mix to approximately 50% non-mortgage by fiscal year 2022.

[1]	https://www.prnewswire.com/news-releases/gtcr-announces-sale-of-optimal-blue-to-black-knight-301100193.html; https://www.bamsec.com/transcripts/13282060?hl_id=vk1ehkemt
[2]	https://s2.q4cdn.com/154085107/files/doc_presentations/2020/ICE_Ellie-Mae_Transaction_vF2.pdf
[3]	Normalizing for COVID-19 impacts and the AMC transformation and exit of noncore technology units.

Exhibit 1

~35% ~40% ~50% 2018 Today 2022 Target Non-Mortgage Revenue Mortgage Revenue

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Your Board believes that CoreLogic is positioned for multiple expansion. The Company has transformed to become a higher-growth, higher-margin, less mortgage-dependent business. We believe that CoreLogic’s revenue growth, significant recurring revenue and margin profile is consistent with other publicly-traded information services providers which trade at considerably higher multiples. We believe our leadership position in a large and growing market, resilient business model and long-term customer relationships with exceptionally high renewal rates further align our business with that of higher multiple public companies. Each 1x of multiple expansion adds approximately $7.00 per share to the Company’s value.

•	CoreLogic’s stockholders have been rewarded with a substantial return of capital.

•	CoreLogic has returned more than $1.5 billion to stockholders through share repurchases and dividends since the Company’s spin-off from First American Financial Corporation in 2010.

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The Company recently increased its share repurchase authorization to $1 billion and expects to make share repurchases of $500 million in fiscal year 2020, $300 million in fiscal year 2021 and $200 million in fiscal year 2022. Overall, including the recently increased quarterly dividend, CoreLogic expects to return over $1.2 billion of capital to stockholders in total from fiscal year 2020 through fiscal year 2022, as reflected in Exhibit 2 below.

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In the fourth quarter of fiscal year 2019, the Company initiated a quarterly dividend of $0.22 per share of Common Stock. In July 2020, the Company increased its quarterly dividend by 50% from $0.22 to $0.33 per share.

Exhibit 2

Total Capital Returned ($ in millions) Prior Cumulative Periodic Projected 207 433 674 766 863 1,058 1,265 1,274 1,461 ~595(1) ~2,056 ~393(2) ~2,449 ~289(3) ~2,738 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 2022ETotal Capital Returned ($ in millions) Prior Cumulative Periodic Projected 207 433 674 766 863 1,058 1,265 1,374 1,461 ~595(1) ~2,056 ~393(2) ~2,449 ~289(3) ~2,738 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 2022E

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Your Board is focused on executing its strategic plan, which has already delivered positive results. Your Board has provided significant transparency to the Company’s stockholders including multi-year projections, margin targets, planned divestitures, and capital allocation plans. As described above, the Company outperformed its updated guidance for the second quarter of fiscal year 2020, and fiscal year 2020 is on track to be a record year in profitability. Based on those results and notwithstanding Senator and Cannae’s stated belief that the Company should carry out a sale process, your Board believes that continuing to execute on the Company’s current strategic plan is the best approach to further increase value for all stockholders. Nonetheless, the Board remains open to all viable paths to increase stockholder value.

The Stockholder Proposals Are an Attempt to Remove and Replace Nine Incumbent Directors Who Have a Track Record of, and Commitment to, Acting in the Best Interests of the Company and Its Stockholders.

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Your current Board has an outstanding track record of driving efficiency. In the past three years, the Company, under the guidance of the Board, continued its strategy of portfolio rationalization, cost savings initiatives and returning capital to stockholders. For example, from fiscal year 2016 to fiscal year 2019, the Company expanded its non-mortgage business from approximately 30% of its overall business to 40%, exited legacy non-core business units generating approximately $100 million in revenue, reduced costs by $25 million per year, repurchased 14 million shares of Common Stock and initiated a quarterly dividend.

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Your current directors have the experience and skill sets necessary to oversee the Company’s business. Each of the Company’s current highly-qualified directors, all of whom (other than Pamela Patenaude, who joined the Board in June 2020) were duly elected by the Company’s stockholders less than five months ago at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), has first-hand working knowledge of the Company, its business, its operations, its employees and its customers. Furthermore, all nine of the Incumbent Directors that Senator and Cannae are attempting to remove have experience in real estate, insurance or technology, which are crucial areas of expertise for understanding and overseeing the Company’s business. More information about the qualifications and experience of each of the Company’s directors is included in the section of this Proxy Statement entitled “Directors of the Company.”

The Board Believes That the Senator and Cannae Nominees—Through Whom Senator and Cannae Seek to Seize Control of CoreLogic—Are Not in the Best Position to Serve the Interests of the Company’s Stockholders.

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All of the Senator and Cannae Nominees have been hand-picked by Senator and Cannae with the goal of implementing their undervalued proposal to acquire the Company. It would be in Senator and Cannae’s interest (but not in the interest of other CoreLogic stockholders) to buy the Company at the lowest possible price. The Senator and Cannae Nominees, if appointed to the Board, would have control of your Board and would be positioned to consider and negotiate an acquisition proposal with Senator and Cannae, the very same entities that nominated and are soliciting votes for them. This would allow Senator and Cannae’s hand-picked nominees to, subject to their fiduciary duties, facilitate the acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal that your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. In considering the Acquisition Proposal and the Stockholder Proposals, your Board believes that it is important for the Company’s stockholders to recognize that Senator and Cannae have no duty to act in the best interests of the Company’s stockholders (including in selecting the Senator and Cannae Nominees that Senator and Cannae are proposing be appointed to your Board).

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The Senator and Cannae Nominees lack familiarity with the Company and lack the qualifications and experience necessary to oversee the Company’s business or to evaluate the Company’s strategic alternatives. The Senator and Cannae Nominees have limited or no familiarity with the Company. In order to act on behalf of the Company’s stockholders, and appropriately evaluate the Company’s strategic alternatives, the Senator and Cannae Nominees would need to spend considerable time to obtain the knowledge necessary to understand the Company’s operations and its prospects, as they would not have the benefit of the decades of cumulative experience of the Incumbent Directors.

The Acquisition Proposal Presents Serious Concerns Over the Likelihood of its Completion, Creating Significant Uncertainty and Risk.

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The Acquisition Proposal presents serious regulatory concerns. Given overlaps between CoreLogic and the network of numerous companies associated with Cannae’s Chairman, William P. Foley, including Black Knight, Inc. and Fidelity National Financial, Inc., the Acquisition Proposal presents serious regulatory concerns and any potential transaction may be difficult or impossible to consummate. On July 1, 2020, the Company received a notice from the Federal Trade Commission’s (the “FTC”) Premerger Notification Office, Bureau of Competition, indicating that on June 29, 2020, Senator Focused Strategies LP, an affiliate of Senator, submitted a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) to acquire certain voting securities of CoreLogic. The 30-day HSR waiting period for Senator Focused Strategies LP to acquire additional shares of the Company’s stock would have expired already, absent an extension of the waiting period by the FTC, and the Company is not aware of Senator Focused Strategies LP receiving HSR approval. Further, on July 14, 2020, the FTC notified the Company that it was investigating the Acquisition Proposal and requested that the Company produce certain information in connection with the FTC’s investigation. On August 7, 2020, the Company received a Civil Investigative Demand and subpoena from the FTC as part of the FTC’s investigation into Senator and Cannae, requiring that the Company produce information in connection with such investigation. The facts above raise significant concern about Senator and Cannae’s ability to complete an acquisition of the Company as there appears to be substantial ongoing regulatory scrutiny which creates uncertainty and risk that any potential transaction could be consummated and, even if possible, how long it would take to do so.

•	Senator and Cannae have not provided any assurance that they can obtain financing for the Acquisition Proposal. Senator and Cannae have not provided any debt or equity commitments to finance any potential acquisition. They have only provided a highly conditioned “highly confident letter” (the “Highly Confident Letter”) that provides no obligations by potential financing sources and, when and if it results in a consummated debt financing, would only finance approximately half of the funds required to complete the Acquisition Proposal. The Highly Confident Letter states that obtaining financing for the proposed acquisition is inherently subject to uncertainties and contingencies beyond BofA Securities, Inc.’s (“BofA Securities”) control and that, accordingly, there can be no assurance that the arrangement of the proposed credit facilities can in fact be accomplished. Senator and Cannae have not disclosed any other financing sources, including any equity financing sources, whether any equity financing has been committed and the amount of funding that would be provided by such equity financing sources.

The Board believes that Senator and Cannae’s opportunistic Acquisition Proposal—which significantly undervalues the Company and its current growth trajectory—is designed to benefit Senator and Cannae at the expense of all of the Company’s other stockholders. In contrast, your Board, which is composed entirely of independent directors, other than the Company’s Chief Executive Officer, is committed to enhancing value for all stockholders and has overseen the successful execution of key initiatives, including growth in share and market leadership in key operating units, scaling of core mortgage operations, successful cost productivity initiatives and a shift in revenue mix towards platform and higher profit solutions. The Board is confident that the Company will, consistent with its outstanding track record, deliver greater value to its stockholders by executing its strategic plan than through pursuing the Acquisition Proposal, which your Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TODAY AGAINST ALL OF THE STOCKHOLDER PROPOSALS ON THE ENCLOSED WHITE PROXY CARD.

In addition to the reasons provided above, the Board believes you should vote AGAINST each of the Stockholder Proposals for the following reasons:

STOCKHOLDER PROPOSAL 1

REPEAL PROPOSAL

Proposal 1 is a proposal to repeal any provision of, or amendment to, the Bylaws adopted without stockholder approval subsequent to July 6, 2020. The text of the proposed resolution to be voted upon at the Special Meeting is below.

RESOLVED, to repeal each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the Company’s stockholders subsequent to July 6, 2020.

THE BOARD’S RESPONSE TO STOCKHOLDER PROPOSAL 1

Your Board unanimously recommends that you vote AGAINST Proposal 1 for the following reasons.

Under our Charter, our Bylaws and Delaware law, our Board is charged with the responsibility of managing and conducting the business and affairs of the Company. In order to permit our Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties to the Company and its stockholders, both our Charter and Bylaws provide that our Board has the power to adopt, amend or repeal the Bylaws. Your Board is committed to good corporate governance and periodically considers ways to enhance the Bylaws.

Proposal 1 (the Repeal Proposal) seeks to repeal all amendments to our Bylaws adopted by our Board without stockholder approval after July 6, 2020 and prior to the effectiveness of such proposal without regard to the subject matter of any Bylaw amendment in question. This proposal is speculative and is designed to nullify unspecified provisions of the Bylaws that may be adopted by the Board in its efforts to act in the best interests of, and protect, the Company and its stockholders. No such amendments to the Bylaws have been made or are currently being contemplated. Furthermore, the Board’s fiduciary duties require that it retain flexibility to adopt, at any time, any amendment to the Bylaws that it believes is proper and in the best interests of the Company’s stockholders. The automatic repeal of any duly adopted Bylaw amendment, irrespective of its content, could have the unfortunate effect of repealing one or more properly adopted Bylaw amendments determined by the Board to be in the best interests of the Company and its stockholders.

The approval of Proposal 1 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against Proposal 1. Stockholders may vote “AGAINST,” “ABSTAIN” from voting or vote “FOR” with respect to Proposal 1.

For the foregoing reasons, the Board unanimously recommends that you vote AGAINST Proposal 1.

STOCKHOLDER PROPOSAL 2

DIRECTOR REMOVAL PROPOSAL

Proposal 2 is a proposal to remove, without cause, nine independent Incumbent Directors from the Board. The text of the proposed resolution to be voted upon at the Special Meeting is below.

RESOLVED, to remove from office as directors of the Company J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker, as well as any other person or persons elected or appointed to the Board without stockholder approval after June 18, 2020 and up to and including the date of the Special Meeting (other than any of the Senator and Cannae Nominees).

THE BOARD’S RESPONSE TO STOCKHOLDER PROPOSAL 2

Your Board unanimously recommends that you vote AGAINST removal of all the Incumbent Directors named in Proposal 2 for the following reasons.

Proposal 2 (the Director Removal Proposal) seeks to remove, without cause, nine of your Incumbent Directors. The Board believes that the removal of the nine duly elected, highly-qualified and independent Incumbent Directors, all of whom (other than Pamela Patenaude, who joined the Board in June 2020) were duly elected by the Company’s stockholders less than five months ago at the Company’s 2020 Annual Meeting, would disrupt the implementation of the Company’s strategic plan, could adversely impact the value of your investment and is not in the best interests of stockholders other than Senator and Cannae. Eleven of the 12 directors on your current Board are independent (including each of the nine Incumbent Directors that Senator and Cannae are attempting to remove). Your current directors are committed to enhancing value for all of the Company’s stockholders and have overseen the successful execution of key initiatives including growth in share and market leadership in key operating units, scaling of core mortgage operations, successful cost productivity initiatives and a shift in revenue mix towards platform and higher profit solutions. The Board is confident that the Company will, consistent with its outstanding track record, deliver greater value to its stockholders by executing its strategic plan rather than through pursuing the Acquisition Proposal, which (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders.

In the past three years, the Company, under the guidance of the Board, continued its strategy of portfolio rationalization, cost savings initiatives and returning capital to stockholders. For example, from fiscal year 2016 to fiscal year 2019, the Company expanded its non-mortgage business from approximately 30% of its overall business to 40%, exited additional legacy non-core units generating approximately $100 million in revenue, reduced costs by $25 million per year, repurchased 14 million shares of Common Stock and began paying a quarterly dividend. In addition, because of the success of your current Board, stockholders have been rewarded with strong returns. Recently, the Company increased its share repurchase authorization to $1 billion, implemented a quarterly dividend of $0.22 per share and then increased the quarterly dividend by 50%, from $0.22 per share to $0.33 per share. Further, the Company plans to return over $1.2 billion of capital to stockholders from fiscal year 2020 through fiscal year 2022. We ask you to review the section of this Proxy Statement entitled “Reasons to Reject the Stockholder Proposals” and our public filings for more information about our historical performance and your Board’s leadership.

Further, each of the Company’s current directors has first-hand working knowledge of the Company, its business, its operations, its employees and its customers, and all nine of the Incumbent Directors that Senator and Cannae are attempting to remove have experience in real estate, insurance or technology, which are crucial areas of expertise for understanding and overseeing the Company’s business. More information about the qualifications and experience of each of the Company’s directors is included in the section of this Proxy Statement entitled “Directors of the Company.”

We believe that our Board is best suited to fully capitalize on the Company’s key initiatives and the value of our current long-term business plan. We further believe that the current directors’ relevant expertise and proven track record of delivering and creating value for its stockholders demonstrates that each of the nine Incumbent Directors should remain in office. As a result, the Board believes that the interests of the Company’s stockholders will be best served if the Incumbent Directors remain on the Board and the Company’s current directors, acting independently from, and without any connection to, Senator and Cannae, are given the opportunity to continue to oversee the execution of the Company’s plan and initiatives to enhance value for all of the Company’s stockholders.

The approval of Proposal 2 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against Proposal 2. Stockholders may vote “AGAINST,” “ABSTAIN” from voting or vote “FOR” the removal of each of the Incumbent Directors named in Proposal 2.

No person has been elected or appointed to the Board after June 18, 2020, and the Board does not intend to appoint any person to the Board prior to the Special Meeting. Should any person be elected or appointed to the Board prior to the Special Meeting, the Company will provide a means for stockholders to vote “AGAINST,” “ABSTAIN” from voting or vote “FOR” the removal from the Board of any such person. If a WHITE Proxy Card is delivered prior to such means being provided and not revoked, the proxies named on the WHITE Proxy Card will ABSTAIN from voting with respect to the removal from the Board of any such person.

For the foregoing reasons, the Board unanimously recommends that you vote AGAINST removal of all the Incumbent Directors named in Proposal 2.

STOCKHOLDER PROPOSAL 3

NOMINATION PROPOSAL

Proposal 3 is a proposal to nominate the nine nominees selected by Senator and Cannae for appointment to the Board, by the directors then in office, to the extent there are vacancies on the Board pursuant to the adoption of Proposal 2. The text of the proposed resolution to be voted upon at the Special Meeting is below.

RESOLVED, to nominate the Senator and Cannae Nominees—W. Steve Albrecht, Martina Lewis Bradford, Gail Landis, Wendy Lane, Ryan McKendrick, Katherine “KT” Rabin, Sreekanth Ravi, Lisa Wardell and

Henry W. “Jay” Winship—for appointment to the Board by the directors then in office, if and to the extent one or more of the Incumbent Directors is removed from the Board pursuant to the valid adoption of the Director Removal Proposal.

THE BOARD’S RESPONSE TO STOCKHOLDER PROPOSAL 3

Your Board unanimously recommends that you vote AGAINST the nomination for appointment of all of the Senator and Cannae Nominees named in Proposal 3 for the following reasons.

Proposal 3 (the Nomination Proposal) seeks to replace nine of your duly elected, highly-qualified and independent Incumbent Directors, with nine nominees hand-picked by Senator and Cannae. The Board believes that Senator and Cannae’s hand-picked nominees have been chosen not to protect the interests of CoreLogic’s stockholders, but rather to facilitate an acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal that your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. Further, the Board believes that Senator and Cannae’s opportunistic Acquisition Proposal—which significantly undervalues the Company and its current growth trajectory—is designed to benefit Senator and Cannae at the expense of all of the Company’s other stockholders.

The Senator and Cannae Nominees, unlike the Incumbent Directors, have limited or no familiarity with the Company. None of the Senator and Cannae Nominees have disclosed management, operating or M&A experience in CoreLogic’s industry. In order to act on behalf of the Company’s stockholders, and appropriately evaluate the Company’s strategic alternatives, the Senator and Cannae Nominees would need to spend considerable time to obtain the knowledge necessary to understand the Company’s operations and its prospects, as they would not have the benefit of the decades of cumulative experience of the Incumbent Directors.

It would be in Senator and Cannae’s interest (but not in the interest of other CoreLogic stockholders) to buy the Company at the lowest possible price. The Senator and Cannae Nominees, if appointed to the Board, would have control of your Board and would be positioned to consider and negotiate an acquisition proposal with Senator and Cannae, the very same entities that nominated and are soliciting votes for them. This would allow the hand-picked Senator and Cannae Nominees to, subject to fiduciary duties, facilitate an acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal that your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. In considering the Acquisition Proposal and the Stockholder Proposals, your Board believes that it is important for the Company’s stockholders to recognize that Senator and Cannae have no duty to act in the best interests of the Company’s stockholders (including in selecting the Senator and Cannae Nominees that Senator and Cannae are proposing to be appointed to your Board).

Pursuant to our Charter and Bylaws, vacancies on the Board shall, unless provided by law or resolution of the Board, be filled solely by the affirmative vote of a majority of the remaining directors in office, even though less than a quorum.

In the event of the valid adoption of Proposal 3, pursuant to Section 5.2 of the Charter and Section 3.3 of the Bylaws, the Board will, subject to applicable law, fill any vacancies on the Board resulting from removals with the Eligible Nominees, if any. If the number of Eligible Nominees approved by stockholders exceeds the number of vacancies on the Board resulting from the removal of Incumbent Directors, the Board will fill such vacancies with the Eligible Nominees receiving the highest number of affirmative votes, subject to applicable law or, in the event of a tie, the Board shall determine which of the Eligible Nominees receiving the highest number of affirmative votes will fill such vacancies.

The approval of Proposal 3 requires the affirmative vote of the holders of a majority in voting power of the Company’s stock entitled to vote thereon, present in person or represented by proxy at the Special Meeting. Abstentions will have the same effect as votes against Proposal 3. Broker non-votes, if any, will have no effect on Proposal 3 as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner. Stockholders may vote “AGAINST,” “ABSTAIN” from voting or vote “FOR” the nomination for appointment of each of the Senator and Cannae Nominees named in Proposal 3.

For the foregoing reasons, the Board unanimously recommends a vote AGAINST the nomination for appointment of all the Senator and Cannae Nominees named in Proposal 3.

STOCKHOLDER PROPOSAL 4

BYLAW AMENDMENT PROPOSAL

Proposal 4 is a proposal to amend the Bylaws to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal. The text of the proposed resolution to be voted upon at the Special Meeting is below.

RESOLVED, that Section 2.2 of Article II of the Bylaws be, and hereby is, amended, as set forth below, to add a new clause to Section 2.2 of Article II of the Bylaws (which shall be designated clause (b)) to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal:

“(b) Notwithstanding anything to the contrary set forth herein, unless otherwise specified by the Court of Chancery, the Chief Executive Officer or Secretary shall, within five (5) business days after the date on which the Court of Chancery issues an order requiring the Corporation to hold an election pursuant to Section 223 of the DGCL, call a special meeting of stockholders of the Corporation for the election of directors and deliver notice of such meeting as provided in Section 2.3 of this Article II. Any special meeting of stockholders of the Corporation so called shall be held at the place, date and time specified in the notice of such meeting and in accordance with applicable law (or, at such other place, date and time as may be specified by the Court of Chancery).”

THE BOARD’S RESPONSE TO STOCKHOLDER PROPOSAL 4

Your Board unanimously recommends that you vote AGAINST Proposal 4 for the following reasons.

Proposal 4 (the Bylaw Amendment Proposal) seeks to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal. Your Board believes that Proposal 4 is an obvious attempt by Senator and Cannae to amend the Bylaws to circumvent the views of stockholders and to make it easier for Senator and Cannae to gain control of the Board.

In the event of the valid adoption of Proposal 3, pursuant to Section 5.2 of the Charter and Section 3.3 of the Bylaws, the Board will, subject to applicable law, fill any vacancies on the Board, resulting from removals with the Eligible Nominees, if any, and if the number of Eligible Nominees exceeds the number of vacancies on the Board resulting from removals, the Board will fill such vacancies with such nominees receiving the highest number of affirmative votes, subject to applicable law or, in the event of a tie, the Board shall determine which of the Eligible Nominees receiving the highest number of affirmative votes will fill such vacancies. As a result, in the context of the Special Meeting, the proposed Bylaw amendment becomes potentially applicable only when the Senator and Cannae Nominees do not receive the requisite stockholder approval to be nominated to fill available vacancies. In such a situation, notwithstanding that the Senator and Cannae Nominees did not obtain the requisite stockholder approval at the Special Meeting, Senator and Cannae, after having lost the vote, seek to facilitate through the Bylaw amendment the calling of another special meeting to try again to put their hand-picked nominees on the Board.

The approval of Proposal 4 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against Proposal 4. Stockholders may vote “AGAINST,” “ABSTAIN” from voting or vote “FOR” with respect to Proposal 4.

For the foregoing reasons, the Board unanimously recommends that you vote AGAINST Proposal 4.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TODAY AGAINST ALL OF THE STOCKHOLDER Proposals on the enclosed WHITE proxy card.

Please do not delay. In order to ensure that the Board is able to continue to act in your best interests, please vote AGAINST all of the Stockholder Proposals as promptly as possible—over the internet, using the website indicated on the enclosed WHITE Proxy Card; by telephone, using the toll-free number on the WHITE Proxy Card; or by signing, dating and returning the WHITE Proxy Card in the postage-paid envelope provided.

BACKGROUND OF THE SOLICITATION

The Company regularly meets with its stockholders to discuss the Company and its business, operations and financial results to provide transparency into the direction and strength of the Company’s business. On March 24 and 31, 2020, following release of the Company’s annual results, an investor relations executive of the Company had ordinary course meetings at the request of a representative of Senator to discuss business results from the fourth quarter and full year 2019. At no time during that meeting did the representative of Senator raise the prospect of a potential acquisition of the Company, Senator seeking control of the Company or any similar proposal. However, the Company has subsequently learned, following June 26, 2020, based on public filings, that Senator and Cannae had begun discussing an investment partnership to opportunistically trade in marketable securities as early as October 2019 and that from at least as early as February into late June of 2020, Senator and Cannae were acquiring shares of Common Stock as well as total return swaps, over-the-counter forward purchase contracts and cash-settled swaps with respect to the Common Stock in a manner seemingly intended to avoid disclosure and detection.

On June 25, 2020, with no knowledge of Senator and Cannae’s actions or plans, the Company issued a press release increasing its guidance for the second quarter of fiscal year 2020 to reflect the Company’s expectations for strong second quarter financial performance. Following the issuance of the press release after the market closed, the Company’s stock price increased approximately 9% to $57.80 in after-hours trading.

Early on the morning of June 26, 2020, Senator and Cannae, without contacting the Company in advance, publicly issued the Acquisition Proposal Press Release, announcing the Acquisition Proposal to acquire the Company at a price of $65.00 in cash per share of Common Stock. In the Acquisition Proposal Press Release, Senator and Cannae disclosed for the first time that they had jointly accumulated an aggregate economic interest in the Company equivalent to approximately 15% of the outstanding Common Stock, which they later disclosed in the Senator and Cannae 13D to consist of 8.2% of the Company’s outstanding Common Stock, shares of Common Stock underlying total return swaps or over-the-counter forward contracts equal to 1.8% of the outstanding Common Stock and cash-settled swaps referencing 5% of the outstanding Common Stock. Senator and Cannae failed to note that when they announced their ownership position in the Acquisition Proposal Press Release, they did not own the percentage claimed, which only became discernible when in the Senator and Cannae 13D, filed on June 30, 2020, Senator and Cannae were required to disclose recent trades which showed that approximately 3% (consisting of shares of Common Stock and over-the-counter forward contracts to acquire shares of Common Stock) of the 15% economic interest that they claimed to own was actually acquired after they issued the Acquisition Proposal Press Release at prices as high as $68.27 per share.

Later in the day on June 26, 2020, the Company received a letter from Senator and Cannae containing the Acquisition Proposal, and the Company issued a statement that the Board would carefully review the Acquisition Proposal to determine the course of action it believed was in the best interests of the Company and its stockholders.

On June 27, 2020 and July 3, 2020, the Board held meetings to discuss, with the assistance of the Company’s independent financial advisor, Evercore Inc. (“Evercore”), and its outside legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Acquisition Proposal and potential next steps.

On July 1, 2020, the Company received notice that Senator Focused Strategies LP, an affiliate of Senator, filed, on June 29, 2020, for HSR approval to acquire additional shares of Common Stock with a value, together with shares already owned, of up to $940.1 million, representing less than a majority of our Common Stock. The HSR waiting period for such Senator fund to acquire additional shares of Common Stock would have expired on July 29, 2020, unless the FTC issued a request for additional information, commonly referred to as a second request. The Company is not aware of such HSR waiting period having expired or been terminated. In addition, the Company is not aware of Cannae making a similar HSR filing.

On July 6, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to receive an update on the Company’s business and results and to discuss, among other things, (i) updating the Company’s fiscal year 2020 guidance and providing guidance for fiscal year 2021 and fiscal year 2022, (ii) increasing the Company’s share repurchase authorization, (iii) the Acquisition Proposal and (iv) the adoption of a short-term stockholder rights plan. At the meeting, the Board unanimously (A) determined to update the Company’s guidance for fiscal year 2020 and to provide guidance for fiscal year 2021 and fiscal year 2022 to give additional transparency to stockholders regarding the strength and direction of the Company’s business and (B) approved an increase in the Company’s share repurchase authorization to $1 billion reflecting the strength of the Company’s business and intention to return a significant portion of free cash flow to stockholders. At the meeting the Board, following consultation with Evercore and Skadden, unanimously determined that the Acquisition Proposal (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. The Board did, however, authorize management to meet with Senator and Cannae to learn more about the Acquisition Proposal. The Board also adopted a short-term stockholder rights plan.

On the morning of July 7, 2020, the Company issued a press release announcing (i) the Board’s determination that the Acquisition Proposal (A) significantly undervalues the Company, (B) raises serious regulatory concerns and (C) is not in the best interests of the Company’s stockholders, (ii) the increase in the Company’s share repurchase authorization to $1 billion, and (iii) the adoption of a short-term stockholder rights plan. The Company separately issued a press release on July 7, 2020 updating the Company’s guidance for fiscal year 2020 and providing guidance for fiscal year 2021 and fiscal year 2022.

On July 7, 2020, Senator and Cannae issued a press release announcing, among other things, that they were prepared, if the Company did not engage with Senator and Cannae regarding the Acquisition Proposal, to call a special meeting of Company stockholders to replace the Board as early as July 28, 2020.

On July 14, 2020, members of the Board and senior management of the Company met by video conference with representatives of Senator and Cannae to learn more about the Acquisition Proposal and to seek additional information regarding (i) Senator and Cannae’s views on value and willingness to raise its offer price, (ii) Senator and Cannae’s financing and (iii) potential regulatory concerns raised by the Acquisition Proposal. The parties discussed, among other things, the Company’s value drivers, why the Board believed the Acquisition Proposal significantly undervalues the Company, regulatory concerns raised by the Acquisition Proposal and financing of a transaction. Senator and Cannae did not increase the value of the Acquisition Proposal notwithstanding the Company’s public disclosure of multi-year financial projections and increased guidance since the date the Acquisition Proposal was made public. Senator and Cannae also declined to disclose the sources or status of their equity financing, and provided no additional information regarding their debt financing other than that the non-binding and highly conditional Highly Confident Letter had been provided by BofA Securities. Nonetheless, Senator and Cannae requested access to confidential and competitively sensitive non-public due diligence information. The Company noted that it had already publicly disclosed a significant amount of new information in its updated guidance for fiscal year 2020 and its forecasts for fiscal year 2021 and fiscal year 2022 to support Senator and Cannae raising the price offered in the Acquisition Proposal and responded that it would raise the request to conduct non-public due diligence with the Board.

On July 14, 2020, the Company received written notification from the FTC that the FTC was conducting an investigation of the Acquisition Proposal, and requesting that the Company produce information in connection with that investigation.

On July 15, 2020, representatives of Skadden and representatives of Cannae’s legal counsel at Weil, Gotshal & Manges LLP (“Weil”) and Senator’s legal counsel at Cadwalader, Wickersham & Taft LLP (“Cadwalader”) spoke via conference call regarding the regulatory considerations raised by the Acquisition Proposal.

Also on July 15, 2020, representatives of Weil sent to representatives of Skadden and Evercore a non-binding and highly conditional Highly Confident Letter from BofA Securities to Cannae, dated June 28, 2020. The Highly Confident Letter relates to, but undertakes no commitment or obligation to provide, credit facilities in an amount of up to $3.6 billion, or approximately half of the funds required to complete the Acquisition Proposal. The Highly Confident Letter stated that it is not intended to be and should not be construed as (or relied upon as) an offer or commitment by BofA Securities or any of its affiliates to provide, extend or arrange any financing, and creates no obligations or liability on BofA Securities in connection therewith, and that any offer or commitment would in any event be subject to BofA Securities’ internal committee approval process in addition to numerous conditions, including (i) that the structure, terms and conditions, and documentation, including the principal economic terms and structure for the proposed acquisition, are consistent with what has been described to BofA Securities, and the documentation for the proposed financing is satisfactory to BofA Securities; (ii) the receipt of all consents required to consummate the proposed acquisition; (iii) the receipt of customary syndication documents, including audited, unaudited and pro forma financial statements, and other customary marketing materials and a customary marketing period for the proposed financing; (iv) Cannae’s full cooperation with respect to the syndication of the proposed financing and BofA Securities having a customary time to syndicate the proposed financing; (v) absence of any material adverse change affecting the Company, Cannae or their respective businesses, or in the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) of the Company and its subsidiaries and Cannae and its subsidiaries, in each case, since the date of the audited financial information delivered to BofA Securities; and (vi) satisfactory customary due diligence. The letter stated that obtaining financing for the proposed acquisition is inherently subject to uncertainties and contingencies beyond BofA Securities’ control and that, accordingly, there can be no assurance that the arrangement of the proposed financing will in fact be accomplished.

On July 17, 2020, Senator and Cannae sent a letter to the Company indicating that it would only increase the price of the Acquisition Proposal after conducting due diligence that demonstrates a higher price was justified.

On July 17, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to discuss, among other things, the Acquisition Proposal and Senator and Cannae’s request to conduct non-public due diligence. The Board reviewed the request in light of the value and other terms proposed by Senator and Cannae, which the Board had previously unanimously determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders. The Board noted that since the Acquisition Proposal was initially announced the Company had provided Senator and Cannae significant additional transparency into the strength and direction of the Company’s business when it publicly issued increased guidance for fiscal year 2020 and publicly provided financial projections for fiscal year 2021 and fiscal year 2022, and that Senator and Cannae had insight into the Company’s business through Cannae’s and its associated companies’, including Black Knight, Inc. and Fidelity National Financial, Inc., knowledge of the industry, and had sufficient information to increase the price of the Acquisition Proposal but had not done so. At the meeting, the Board determined not to provide non-public information to Senator and Cannae unless they first raised their offer to a level that provided appropriate value to the Company’s stockholders reflecting CoreLogic’s strong multi-year outlook. Thereafter, the Company communicated the Board’s decision to Senator and Cannae and, on July 20, 2020, issued a press release disclosing the Board’s decision.

On July 22, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to discuss the release of earnings for the second quarter of fiscal year 2020, the provision of third quarter guidance and updated full year guidance for fiscal year 2020, the Company’s quarterly dividend, timing of potential share repurchases, and the planned divestiture of the Company’s tenant screening and credit solution businesses.

On July 23, 2020, the Company issued its earnings for the second quarter of fiscal year 2020 reflecting strong financial results for the quarter and announced, among other things, guidance for the third quarter of fiscal year 2020, further increased full-year guidance for fiscal year 2020 and a 50% increase in its quarterly dividend to $0.33 per share.

On July 24, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to receive an update on the second quarter of fiscal year 2020 earnings call and matters relating to the Acquisition Proposal.

On July 29, 2020, Senator and Cannae issued a press release stating that it had initiated a process to request that the Board call a special meeting of stockholders to elect the Senator and Cannae Nominees to the Board.

On July 29, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, at which they discussed, among other things, the announcement that Senator and Cannae had initiated a process to request that the Board call a special meeting of stockholders and other matters relating to the Acquisition Proposal.

On July 30, 2020, Senator delivered a letter (the “Record Date Request Letter”) to CoreLogic’s Secretary to request that a record date be set by the Board for the purpose of determining the Company’s stockholders entitled to deliver to Senator the requisite stockholder request cards necessary to request that the Board call a special meeting of the Company’s stockholders for the purposes described in the Record Date Request Letter (the “Request Solicitation”).

On July 31, 2020, Senator and Cannae filed a preliminary version of the Senator and Cannae Solicitation Statement with the SEC, with respect to the Request Solicitation.

Also on July 31, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to discuss the Record Date Request Letter, the Senator and Cannae Solicitation Statement, a potential special meeting of stockholders and the Acquisition Proposal.

On August 4, 2020, Skadden sent a letter to Cadwalader, seeking clarification regarding Senator’s director removal proposal set forth in the Record Date Request Letter and the Senator and Cannae Solicitation Statement.

On August 5, 2020, Cadwalader responded to Skadden that Senator would amend its director removal proposal to propose the removal of nine current directors and any director appointed after June 18, 2020 and until the date of the Special Meeting (other than the Senator and Cannae Nominees) without stockholder approval.

On August 6, 2020, Senator and Cannae filed with the SEC (i) an amendment to the Senator and Cannae Solicitation Statement and (ii) an amendment to the Senator and Cannae Schedule 13D.

On August 7, 2020, the Board held a meeting, with representatives of Evercore and Skadden present, to discuss the Record Date Request Letter, including certain deficiencies with respect to the proposals set forth in such letter, timing considerations relating to a potential special meeting of stockholders and potential responses by the Board to the Record Date Request Letter.

Also on August 7, 2020, the Company received a Civil Investigative Demand and subpoena from the FTC in connection with the FTC’s investigation into Senator and Cannae, requiring that the Company produce information in connection with that investigation.

On August 9, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to discuss the Record Date Request Letter and determined to call the Special Meeting, without requiring Senator to deliver requests from the holders of 10% of the outstanding Common Stock, in order to allow the Company’s stockholders to consider and vote upon the Stockholder Proposals. The Board also determined to hold the Special Meeting on November 17, 2020, to set August 19, 2020 as the record date for the Request Solicitation and to engage First Coast Results, Inc. to serve as the Inspector of Elections at the Special Meeting. Later that day, the Company issued a press release announcing the Board’s decision to call the Special Meeting and sent a letter to Senator regarding the Board’s decision to call the Special Meeting as well as detailing certain deficiencies in the Record Date Request Letter.

On August 10, 2020, representatives of Cadwalader and Skadden spoke via conference call, during which, among other things, representatives of Cadwalader proposed that Senator and the Company enter into a letter agreement pursuant to which Senator would withdraw the Request Solicitation in exchange for imposing various obligations on the Company with respect to the Special Meeting, including that the Company hold the Special Meeting on November 17, 2020 (the “Proposed Letter Agreement”).

On August 12, 2020, Cadwalader sent Skadden a draft of the Proposed Letter Agreement.

On August 13, 2020, Senator and Cannae filed an amendment to the Senator and Cannae Solicitation Statement with the SEC.

On August 14, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to receive an update on developments relating to the Acquisition Proposal and the Request Solicitation and to discuss Senator’s Proposed Letter Agreement. After careful consideration, the Board concluded that entering into the Proposed Letter Agreement was unnecessary in light of the Board having called the Special Meeting for stockholders to consider and vote upon the Stockholder Proposals.

On August 14, 2020, Skadden notified Cadwalader that the Board had carefully considered the Proposed Letter Agreement and had concluded that the Proposed Letter Agreement and the Request Solicitation were not necessary in light of the Board having called the Special Meeting in order for stockholders to consider and vote upon the Stockholder Proposals. On the same day, the Company also issued a press release announcing the Board’s determination that the Proposed Letter Agreement was unnecessary and additional details regarding the Stockholder Proposals and the Special Meeting.

On August 18, 2020, Senator and Cannae filed an amendment to the Senator and Cannae Solicitation Statement with the SEC.

On August 19, 2020, Senator and Cannae filed a definitive version of the Senator and Cannae Solicitation Statement with the SEC.

On August 21, 2020 and August 28, 2020, the Board held meetings, with representatives from Evercore and Skadden present, to receive an update on developments relating to the Acquisition Proposal and the Request Solicitation.

On August 31, 2020, notwithstanding that on August 9, 2020 the Company had already called the Special Meeting, Senator delivered a letter (the “Special Meeting Request Letter”) to CoreLogic’s Secretary to request that the Board call a special meeting of the Company’s stockholders in order for stockholders to consider and vote upon certain proposals set forth in the Special Meeting Request Letter. Concurrently with the Special Meeting Request Letter, Senator also delivered a notice of its intent to nominate the Senator and Cannae Nominees for appointment to the Board at the Special Meeting.

Also on August 31, 2020, Senator and Cannae filed an amendment to the Senator and Cannae Schedule 13D with the SEC.

On September 4, 2020, the Board held a meeting, with representatives from Evercore and Skadden present, to receive an update on developments relating to the Acquisition Proposal, the Request Solicitation and the Special Meeting Request Letter and to consider certain matters relating to the Special Meeting. At the meeting, the Board unanimously determined (i) to set September 18, 2020 as the Record Date for the Special Meeting, (ii) to approve the filing of a preliminary proxy statement with respect to the Special Meeting, and (iii) that the Stockholder Proposals include the business set forth by Senator in the Special Meeting Request Letter, other than a proposal set forth therein which is not a proper subject for stockholder action and a precatory proposal which was not properly made pursuant to the Bylaws. As a result, the Board determined, in accordance with the Bylaws, not to call the additional special meeting requested by Senator as the business requested by Senator that was properly requested was already included in the business of the Special Meeting.

Later that day, the Company sent a letter to Senator advising it of the Board’s determinations with respect to the Special Meeting Request Letter and offering to Senator, even though not properly made by Senator, to call a special meeting solely to consider and vote on Senator’s precatory proposal requesting that the Board appoint the Senator and Cannae Nominees when stockholders have already voted not to remove the Incumbent Directors or when there are not vacancies on the Board to be filled.

Also on September 4, 2020, the Company filed a preliminary proxy statement with respect to the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why am I receiving this Proxy Statement?

A:	The Company is calling the Special Meeting voluntarily for the purpose of considering and voting on the Stockholder Proposals.

You are receiving this Proxy Statement as a stockholder of CoreLogic as of the close of business on the Record Date. As further described below, we request that you promptly use the enclosed WHITE Proxy Card to vote, by internet, by telephone, or by mail, in the event you desire to:

1.	express your opposition to, and vote AGAINST, all of the Stockholder Proposals, even if you have not already submitted a proxy to Senator or Cannae (or have no intention to do so); or

2.	revoke any proxy that you may have delivered to Senator or Cannae to vote on the Stockholder Proposals.

The Board unanimously recommends that you vote today AGAINST all of the Stockholder Proposals on the enclosed WHITE Proxy Card.

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting is scheduled to be held on Tuesday, November 17, 2020 at [●] [a.m.]/[p.m.], local time, at [●].

Q:	Will the Special Meeting be held in person?

A:

We currently plan to hold the Special Meeting in person. However, as part of our contingency planning regarding the novel coronavirus (COVID-19), we are preparing for the possibility that the Special Meeting may be held by means of remote communication (sometimes referred to as a “virtual” meeting). If we take this step, we will announce the decision to do so as soon as practicable before the Special Meeting through a press release and public filing with the SEC, and details will be available for viewing under the “Investor Relations” section of our website at https://investor.corelogic.com. We recommend that you monitor this website for updated information and registration details in the event we determine to convert to a virtual meeting and you elect to participate remotely.

Q:	Who is soliciting my vote?

A:	In this Proxy Statement, the CoreLogic Board of Directors is soliciting your vote.

Giving us your proxy means that you authorize the proxy holders identified on the WHITE Proxy Card to vote your shares at the Special Meeting in the manner you direct. You may also abstain from voting. If you sign and return the enclosed WHITE Proxy Card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board.

Q:	What does the Board recommend?

Your Board has unanimously determined that the Stockholder Proposals are not in the best interests of the Company and its stockholders and that stockholders should vote AGAINST all of the Stockholder Proposals.

CoreLogic held its 2020 Annual Meeting on April 28, 2020, less than five months ago, where our stockholders elected each member of the current Board, with the exception of Pamela Patenaude who joined the Board in June 2020. Each of the nine Incumbent Directors that Senator and Cannae are proposing to remove brings valuable experience and expertise to your Board. The unique qualifications of each director, including his or her experience, expertise, attributes and skills, led to our Board’s recommendation that each should serve as a member of the Board. For more information on each director’s background, please see the section of this Proxy Statement entitled “Directors of the Company.”

While the Company’s existing corporate governance policies provide multiple avenues for stockholders to express their views, the Board does not believe that removing a majority of the Board’s recently elected directors and replacing them with directors hand-picked by Senator and Cannae is in the best interests of the Company or its stockholders. Rather, the Board believes that stockholder interests would be best served by allowing your duly elected directors to continue implementing the Company’s strategic priorities and working to enhance stockholder value.

The Stockholder Proposals seek to remove nine Incumbent Directors serving on CoreLogic’s experienced independent Board (with only one management director, our Chief Executive Officer, on the Board) and replace them with the nine hand-picked Senator and Cannae Nominees. If appointed, the Senator and Cannae Nominees would be positioned to consider and negotiate an acquisition proposal with Senator and Cannae, the same entities that nominated and are soliciting votes for them. This would allow these hand-picked Senator and Cannae Nominees to, subject to their fiduciary duties, facilitate the acquisition of the Company by Senator and Cannae at a price and on terms comparable to the Acquisition Proposal that your duly elected, highly-qualified and independent Board has determined (i) significantly undervalues the Company, (ii) raises serious regulatory concerns and (iii) is not in the best interests of the Company’s stockholders.

As a result, your Board unanimously recommends that you use the enclosed WHITE Proxy Card to vote via the internet or by telephone in accordance with the instructions on the WHITE Proxy Card or by signing, dating and returning the WHITE Proxy Card in the postage-paid envelope provided, as follows:

1.	AGAINST the Repeal Proposal (see pages [●]-[●]);

2.	AGAINST the removal of all of the Incumbent Directors named in the Director Removal Proposal (see pages [●]-[●]);

3.	AGAINST the nomination for appointment of all of the Senator and Cannae Nominees named in the Nomination Proposal (see pages [●]-[●]); and

4.	AGAINST the Bylaw Amendment Proposal (see pages [●]-[●]).

Q:	What vote is necessary to approve each matter to be voted on at the Special Meeting?

A:	The following table provides a summary of the voting criteria for the Board’s voting recommendations for the matters on the agenda for the Special Meeting:

Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Discretionary Vote Permitted	Board’s Voting Recommendation
1. The Repeal Proposal	“AGAINST” or “ABSTAIN” from voting or “FOR”	Affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company	COUNTED as votes AGAINST	NO	AGAINST

Proposal	Voting Options	Vote Required for Approval	Abstentions	Broker Discretionary Vote Permitted	Board’s Voting Recommendation
2. The Director Removal Proposal	“AGAINST” or “ABSTAIN” from voting or “FOR”	Affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company	COUNTED as votes AGAINST	NO	AGAINST

3. The Nomination Proposal	“AGAINST” or “ABSTAIN” from voting or “FOR”	Affirmative vote of a majority of shares entitled to vote thereon, present in person or represented by proxy at the Special Meeting	COUNTED as votes AGAINST	NO	AGAINST

4. The Bylaw Amendment Proposal	“AGAINST” or “ABSTAIN” from voting or “FOR”	Affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company	COUNTED as votes AGAINST	NO	AGAINST

Q:	If I have already voted by proxy in favor of the Stockholder Proposals, is it too late for me to change my mind?

A:

No. To change your vote, simply vote via the internet or by telephone in accordance with the instructions on the enclosed WHITE Proxy Card, or sign, date and return the WHITE Proxy Card in the postage-paid envelope provided. We strongly urge you to revoke any [●] proxy card you may have returned to Senator or Cannae and to vote AGAINST all of the Stockholder Proposals. Only your latest dated proxy will count at the Special Meeting.

Q:	How can I revoke my previously submitted proxy?

A:	You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

1.	by re-voting at a subsequent time by internet or by telephone following the instructions on the enclosed WHITE Proxy Card;

2.	by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed WHITE Proxy Card;

3.

by delivering a signed revocation letter to Francis Aaron Henry, the Company’s Corporate Secretary, at the Company’s mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

4.

by attending the Special Meeting and voting by ballot. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting in order for your previous proxy to be revoked.

Please note that participants in our 401(k) Plan may not vote their plan shares by ballot at the Special Meeting and in order to vote their shares, must provide voting instructions to Fidelity Management Trust Company (“Fidelity”) by [●], 2020 at [●] [a.m.]/[p.m.], [Eastern time]. See “How are my shares in the Company’s 401(k) Plan voted?” in this section of the Proxy Statement for more information.

If you have previously voted using a [●] proxy card sent to you by Senator or Cannae, you may change your vote and revoke your prior proxy by voting via the internet or by telephone following the instructions on the enclosed WHITE Proxy Card, or by signing, dating and returning the WHITE Proxy Card in the postage-paid envelope provided.

Your latest dated proxy card, internet or telephone vote is the one that is counted.

If your shares are held in street name by a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee.

Q:	Will my shares be voted if I do nothing?

A:

If your shares of our Common Stock are held in registered name, you must sign and return a proxy card (or vote by telephone or via the internet by following the instructions on your proxy card) in order for your shares to be voted, unless you attend the Special Meeting and vote by ballot. If your shares of our Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Stockholder Proposals are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on the Stockholder Proposals. If your shares of our Common Stock are held in street name, your broker, bank or other nominee has enclosed a WHITE voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker, bank or other nominee to vote your shares AGAINST all of the Stockholder Proposals by following the instructions provided on the WHITE voting instruction form.

Q:	How are my shares in the Company’s 401(k) Plan voted?

A:

For those stockholders who hold shares pursuant to the 401(k) Plan, Fidelity acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual participant voting directions to the Company, unless otherwise required by law. Shares of Common Stock for which no direction is received by Fidelity from the participants by [●], 2020 at [●] [a.m.]/[p.m.], [Eastern time], and any unallocated shares of Common Stock, will be voted in the same proportion as are the shares for which directions are received by that time.

Q:	Who should I call if I have questions about the Special Meeting?

A:	If you have any questions or need assistance in voting your shares, please contact:

501 Madison Avenue, 20th Floor

New York, New York 10022

TOLL-FREE at (877) 750-9498 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

SPECIAL MEETING PROCEDURES

Special Meeting Admission

Only the Company’s stockholders as of the close of business on the Record Date may attend the Special Meeting. If you are a stockholder of record you must bring proof of identification in order to be admitted to the Special Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership as of the close of business on the Record Date—for example, a copy of a brokerage statement showing your share ownership—and proof of identification in order to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

We currently plan to hold the Special Meeting in person. However, as part of our contingency planning regarding the novel coronavirus (COVID-19), we are preparing for the possibility that the Special Meeting may be held by means of remote communication (sometimes referred to as a “virtual” meeting). If we take this step, we will announce the decision to do so as soon as practicable before the Special Meeting through a press release and public filing with the SEC, and details will be available for viewing under the “Investor Relations” section of our website at https://investor.corelogic.com. We recommend that you monitor this website for updated information and registration details in the event we determine to convert to a virtual meeting and you elect to participate remotely.

Who Can Vote, Outstanding Shares

Record holders of our Common Stock as of the close of business on September 18, 2020, the Record Date, may vote at the Special Meeting. As of the Record Date, there were [●] shares of our Common Stock outstanding, each entitled to one vote.

How You Can Vote

You can vote by proxy in one of three ways:

1.	by voting over the internet using the website indicated on the WHITE Proxy Card;

2.	by telephone using the toll-free number on the WHITE Proxy Card; or

3.	by signing, dating and returning the enclosed WHITE Proxy Card in the postage-paid envelope provided.

You may also vote by attending the Special Meeting and voting by ballot.

Please note that participants in our 401(k) Plan may not vote their plan shares by ballot at the Special Meeting and in order to vote their shares, must provide voting instructions to Fidelity by [●], 2020 at [●] [a.m.]/[p.m.], [Eastern time]. See “How are my shares in the Company’s 401(k) Plan voted?” in the section of this Proxy Statement entitled “Questions and Answers About the Special Meeting” for more information.

If your shares of our Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Stockholder Proposals are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on the Stockholder Proposals. If your shares of our Common Stock are held in street name, your broker, bank or other nominee has enclosed a WHITE voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares AGAINST all of the Stockholder Proposals by following the instructions provided on the WHITE voting instruction form.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy via the internet or by telephone by following the instructions on the WHITE Proxy Card, or by signing, dating and returning the WHITE Proxy Card in the postage-paid envelope provided—even if you plan to attend the Special Meeting. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a WHITE Proxy Card, such shares will be voted by the proxy holders named on the enclosed WHITE Proxy Card according to the recommendation of our Board AGAINST all of the Stockholder Proposals.

Voting by Ballot

If you plan to attend and desire to vote at the Special Meeting, you will be provided with a ballot at the Special Meeting. Please note that if your shares of Common Stock are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Special Meeting, your vote by ballot at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Please also note that as mentioned above, participants in our 401(k) Plan may not vote their plan shares by ballot at the Special Meeting and in order to vote their shares, must provide voting instructions to Fidelity by [●], 2020 at [●] [a.m.]/[p.m.], [Eastern time]. See “How are my shares in the Company’s 401(k) Plan voted?” in the section of this Proxy Statement entitled “Questions and Answers About the Special Meeting” for more information. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.

If you are a stockholder of record you must bring proof of identification in order to be admitted to the Special Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership as of the close of business on the Record Date—for example, a copy of a brokerage statement showing your share ownership—and proof of identification in order to be admitted to the Special Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. There will be security present at the Special Meeting.

How You May Revoke or Change Your Vote

You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting. If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

1.	by re-voting at a subsequent time by internet or by telephone following the instructions on the enclosed WHITE Proxy Card;

2.	by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed WHITE Proxy Card;

3.

by delivering a signed revocation letter to Francis Aaron Henry, the Company’s Corporate Secretary, at the Company’s address above before the Special Meeting, which states that you have revoked your proxy; or

4.

by attending the Special Meeting and voting by ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked.

If you have previously signed a [●] proxy card sent to you by Senator or Cannae, you may change your vote and revoke your prior proxy by voting via the internet or by telephone following the instructions on the enclosed WHITE Proxy Card, or by signing and dating the WHITE Proxy Card and returning it in the postage-paid envelope provided. Your latest dated proxy card, internet or telephone vote is the one that is counted.

If your shares are held in the name of a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee.

Quorum and Required Vote

The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Special Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.

With respect to shares held in street name, your broker, bank or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your broker, bank or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker, bank or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. We do not believe that there will be any broker non-votes at the Special Meeting because we do not believe that any of the Stockholder Proposals will qualify for discretionary voting treatment by a broker. As a result, broker non-votes will not be counted for purposes of determining whether a quorum is present.

Proposal 1: (Repeal Proposal). The approval of Proposal 1 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.

Proposal 2: (Director Removal Proposal). The approval of Proposal 2 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.

Proposal 3: (Nomination Proposal). The approval of Proposal 3 requires the affirmative vote of a majority of shares entitled to vote thereon, present in person or represented by proxy at the Special Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Proposal 4: (Bylaw Amendment Proposal). The approval of Proposal 4 requires the affirmative vote of the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of the Company. Abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.

Results of Special Meeting

The Company has retained First Coast Results, Inc. to serve as independent inspector of elections in connection with the Special Meeting. The Company intends to notify stockholders of the results of the Special Meeting by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, each of the Company’s directors and certain of the Company’s officers and employees are deemed to be “participants” in this proxy solicitation. For certain required information about the Company’s directors, officers and employees who are deemed to be participants in the solicitation, please see Appendix A to this Proxy Statement, entitled “Additional Information Regarding Participants in this Solicitation.”

SOLICITATION OF PROXIES

Cost and Method of this Solicitation

The cost of this proxy solicitation will be borne by the Company. The Company estimates that the total expenditures relating to this solicitation (other than salaries and wages of our officers and regular employees), but excluding costs of litigation related to the solicitation (if any), will be approximately $[●], of which $[●] has been incurred as of the date of this Proxy Statement. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock.

The Company has retained Innisfree M&A Incorporated (“Innisfree”) as its proxy solicitor. Innisfree has advised the Company that approximately [●] of its employees will be involved in the solicitation of proxies by Innisfree on behalf of the Company. Innisfree will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Innisfree, Innisfree will receive an estimated fee of $[●] plus reimbursement of its reasonable, out-of-pocket expenses for its services. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

DIRECTORS OF THE COMPANY

The following are the names and ages of our directors, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

J. David Chatham Age 70	Independent Director Since 2010
Principal Occupation | President and Chief Executive Officer of Chatham Holdings Corporation Board Committees | Audit, Compensation (Chair)
Expertise • Real Estate • Financial/Mergers and Acquisitions • Private Equity/Investing

Biographical Information Mr. Chatham has served as President and Chief Executive Officer of Chatham Holdings Corporation and the Chatham family of real estate businesses, specializing in real estate development, building, brokerage, asset management, mortgage lending, and valuation/independent appraisal since 1991.

Mr. Chatham joined our Board in June 2010. From 2003 to 2009, he served on the Board of Directors of First Advantage Corporation, a former Nasdaq-listed company and former subsidiary of ours, which provided screening analytics and identity solutions.

Mr. Chatham received a gubernatorial appointment to both the Georgia Growth Strategies Commission and the Department of Community Affairs Board of Directors. In addition, he received the Free Enterprise Award from the Georgia Society of CPAs and serves as an Emeritus Trustee of the University of Georgia, as well as on numerous industry boards of directors.

Qualifications and Experience Through his significant experience in the real estate arena, Mr. Chatham enhances our Board’s understanding of the mortgage, valuation and appraisal businesses, as well as the residential and commercial real estate markets. His broad executive and board experience provides particularly useful background for his service as Chair of the Compensation Committee and as a member of our Audit Committee.

Douglas C. Curling Age 66	Independent Director Since 2012

Principal Occupation | Principal and Managing Director of New Kent Capital LLC

Board Committees | Nominating and Corporate Governance, Strategic Planning and Acquisition

Other Public Company Board | Aaron’s, Inc.

Expertise • Public Company Chief Financial Officer and Chief Operating Officer • Technology • Insurance Services • Financial/Mergers and Acquisitions • Private Equity/Investing

Biographical Information Since 2010, Mr. Curling has been a principal and managing director of New Kent Capital LLC, a family-run investment business, and a principal at New Kent Consulting LLC, a consulting business that he founded.

From 1997 until 2008, Mr. Curling held various executive positions at ChoicePoint Inc., a provider of identification and credential verification services that was sold to Reed Elsevier, including serving as President from 2002 to 2008, Chief Operating Officer from 1999 to 2008, and Executive Vice President, Chief Financial Officer and Treasurer from 1997 to 1999.

Mr. Curling also served as a director of ChoicePoint Inc. from 2000 to 2008. Prior to joining ChoicePoint Inc., Mr. Curling served in various financial roles at Equifax, Inc., a credit bureau, from 1989 to 1997.

Mr. Curling currently serves as a director of Aaron’s, Inc., a specialty retailer of furniture, consumer electronics, computers, appliances and home accessories.

Qualifications and Experience Mr. Curling brings his experience operating a publicly-traded data business and deep knowledge of the insurance industry to provide insight on data monetization and growth strategies. His operational background and board experience are particularly useful for his service as a member of the Nominating and Corporate Governance Committee and the Strategic Planning Committee.

Mr. Curling’s relevant mergers and acquisitions and valuation experience includes ChoicePoint Inc.’s $4.0 billion sale to Reed Elsevier.

John C. Dorman Age 70	Independent Director Since 2012
Principal Occupation | Private Investor Board Committees | Audit, Strategic Planning and Acquisition (Chair)
Expertise • Public Company Chief Executive Officer • Technology • Financial/Mergers and Acquisitions • Private Equity/Investing

Biographical Information Mr. Dorman is a private investor. He previously served in various roles at Online Resources Corporation, a developer and supplier of electronic payment services that was acquired by ACI Worldwide, Inc., including as Chairman from 2010 to March 2013 and interim Chief Executive Officer in 2010.

From 1998 to 2003, he served as Chief Executive Officer of Digital Insight Corporation, a provider of software as a service for online banking and bill payment for financial institutions that was acquired by Intuit, Inc., and as Senior Vice President of the Global Financial Services Division of Oracle Corporation from 1997 to 1998.

From 1983 to 1997, Mr. Dorman was the Chief Executive Officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, which was acquired by Oracle Corporation in 1997.

Mr. Dorman currently serves as a director of loanDepot, LLC, a national non-bank lender serving consumers, and DeepDyve, Inc., an online rental service for scientific and scholarly research. Mr. Dorman currently serves as a Board Leadership Fellow for the National Association of Corporate Directors (NACD). He has been certified as a cybersecurity oversight director by the NACD.

Qualifications and Experience Mr. Dorman’s prior experience as Chief Executive Officer of a technology service provider during a period of rapid growth and expansion enables him to provide insights into our operational, technology and growth strategies. His strategic perspective in the financial innovation space and board experience are also particularly useful for his service as Chair of our Strategic Planning and Acquisition Committee and as a member of our Audit Committee.

Mr. Dorman has extensive mergers and acquisitions and valuation experience, having overseen more than $2.6 billion of mergers and acquisitions transactions, including Online Resources’ sale to ACI Worldwide, Digital Insight Corp’s $1.3 billion sale to Intuit, Digital Insight Corp’s acquisition of nFront and the sale of Zantaz, Inc. to Autonomy PLC.

Paul F. Folino, Chairman of the Board Age 75	Independent Director Since 2011

Principal Occupation | Chairman of the CoreLogic Board

Board Committees | Audit, Compensation, Nominating and Corporate Governance, Strategic Planning and Acquisition

Other Public Company Board | Lantronix, Inc.

Expertise • Public Company Chief Executive Officer • Technology • Financial/Mergers and Acquisitions

Biographical Information Mr. Folino was Executive Chairman of the Board of Directors of Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers, from 2006 until his retirement in 2011, and continued as a member of the Board of Directors until 2015. Previously, he served as a director of Emulex from 1993 to 2015, as Chairman from 2002 to 2006, and as Chief Executive Officer from 1993 to 2006.

Mr. Folino serves on the Board of Directors of Lantronix, Inc., a provider of device networking and remote access products for remote IT management, Commercial Bank of California, a full-service FDIC-insured community bank, and several charitable organizations.

Mr. Folino previously served on the Board of Directors of Microsemi Corporation, a provider of semiconductor solutions, from 2004 until its sale in 2018.

Qualifications and Experience Mr. Folino brings significant expertise regarding information technology and intellectual property. With his strong executive background, Mr. Folino provides valued input on a variety of leadership, strategic, corporate governance and organizational matters. His extensive experience as a director of publicly-traded companies is particularly useful for his service as our Chairman of the Board.

Mr. Folino has extensive mergers and acquisitions and valuation experience, having overseen over $11 billion of transformative transactions—including Lantronix’s acquisition of Intrinsyc technologies, Emulex’s acquisition of Vixel, and Microsemi’s acquisitions of Vitesse Semiconductor, Microsemi RFIS and ACTEL, as well as Microsemi’s $9.9 billion sale to Microchip Technology.

Frank D. Martell Age 60	Director Since 2017
Principal Occupation | President and Chief Executive Officer of CoreLogic Board Committee | Strategic Planning and Acquisition

Expertise

•  Public Company Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

•  Data and Analytics

•  Technology

•  Real Estate/Insurance

•  Financial/Mergers and Acquisitions

•  Private Equity/Investing

Biographical Information Mr. Martell has served as our President and Chief Executive Officer since March 2017. Prior to that, he served as our Chief Financial Officer from August 2011 to April 2016 and Chief Operating Officer from July 2014 to March 2017.

Before joining the Company, Mr. Martell served as President and Chief Executive Officer of the Western Institutional Review Board from 2010 to 2011, a leading provider of review, approval and oversight for clinical research studies involving human subjects. Before that, he served as Chief Financial Officer of Information Services Group, Inc. from 2007 to 2009 and Advantage Solutions from 2009 to 2010.

From 1996 to 2006, Mr. Martell held various leadership positions at ACNielsen Corporation, including President of Asia Pacific and Emerging Markets, Executive Vice President of the Marketing Information Group, and Chief Operating Officer of ACNielsen and President of Europe, Middle East and Africa. Mr. Martell spent the first 15 years of his business career in a variety of financial leadership roles at General Electric.

Mr. Martell currently serves on the Board of Directors of the Mortgage Bankers Association, the leading industry association for housing finance; Operation HOPE, a provider of financial literacy empowerment for youth and financial capability for communities; and the Marine Corps Scholarship Foundation, which provides academic scholarships to children of Marine Corps and Navy servicemembers. Mr. Martell also serves on the Board of Directors of Bank of the West, a subsidiary of BNP Paribas.

Qualifications and Experience Mr. Martell has worked with us in various executive leadership capacities for over nine years to transform the Company into a global leader in residential property-related data-driven insights. Since his arrival at the Company, the share price has increased more than eight-fold. He is a proven leader of data-driven organizations with a track record of delivering exceptional operating and financial performance. In addition, Mr. Martell’s position as our President and Chief Executive Officer gives him intimate knowledge of our culture, operations, strategy, financial and competitive position.

Mr. Martell has lead more than 30 acquisitions and divestitures since joining CoreLogic, including most recently the acquisition of Symbility Solutions, Inc.

Claudia Fan Munce Age 61	Independent Director Since 2017
Principal Occupation | Venture Advisor at New Enterprise Associates Board Committees | Compensation, Strategic Planning and Acquisition Other Public Company Board | Best Buy Co., Inc.
Experience • Technology • Financial/Mergers and Acquisitions • Private Equity/Investing

Biographical Information Ms. Munce has served as a Venture Advisor at New Enterprise Associates, one of the world’s largest and most active venture capital firms, since January 2016.

Previously, she served as a Managing Director of IBM Venture Capital Group and Vice President of Corporate Strategy at IBM Corp. from 2004 to 2015; Director of Strategy, IBM Venture Capital Group from 2000 to 2004; and Head of Technology Transfer and Licensing, IBM Research from 1994 to 2000.

Ms. Munce serves on the Board of Directors of Best Buy Co., Inc., a retailer of electronic goods and services, and Bank of the West, a subsidiary of BNP Paribas, as well as several industry boards of directors.

Qualifications and Experience Ms. Munce has been certified as a cybersecurity oversight director by the NACD, brings extensive experience in identifying emerging technologies and helping firms advance growth, and provides particular expertise in technology, innovation and strategy. This experience is especially useful as a member of our Strategic Planning and Acquisition Committee.

Thomas C. O’Brien Age 69	Independent Director Since 2010
Principal Occupation | Chairman, PartsTrader Markets Limited Board Committees | Compensation, Nominating and Corporate Governance (Chair)
Experience • Public Company Chief Executive Officer • Real Estate/Insurance • Private Equity/Investing

Biographical Information Mr. O’Brien served as the Chief Executive Officer and President of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance, from 2000 to 2014, and as a director from 2000 to 2007.

Mr. O’Brien joined the Board in June 2010.

Mr. O’Brien is the Chairman of the Board of Directors of PartsTrader Markets Limited, an online tendering system based in New Zealand. He previously served on the Board of Directors of KAR Auction Services, Inc., a provider of vehicle auction services in North America, from 2007 to 2014, and of Fenix Parts, Inc., a recycler and reseller of automotive parts, from 2015 to 2018.

Qualifications and Experience As a result of his experience as a Chief Executive Officer, Mr. O’Brien provides valued insight into our management practices. His leadership skills, board experience and background in corporate governance are particularly useful for his service as Chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee.

Pamela Hughes Patenaude Age 59	Independent Director Since 2020
Principal Occupation | Consultant; Former Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD) Board Committee | Audit
Experience • Real Estate/Housing Finance • Regulatory Compliance

Biographical Information Ms. Patenaude is an accomplished housing and community development public policy expert with a three-decade track record of success as an executive in government, the nonprofit sector, and private industry. She was Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD) from 2017 to 2019, where she managed the day-to-day operations of the $52 billion cabinet-level agency with a diverse portfolio of federal housing and community development programs and over 7,000 employees nationwide.

Ms. Patenaude currently serves as Principal of Granite Housing Strategies, LLC, a strategic advisory firm focused on real estate development and disaster recovery management, and has worked there since May 2019. Following Hurricanes Harvey, Maria and Irma, Ms. Patenaude oversaw $37 billion in disaster funding to support the long-term recovery efforts in Puerto Rico, Texas, Florida, Hawaii, U.S. Virgin Islands, California, North Carolina and South Carolina.

From 2001 to 2007, Ms. Patenaude served as Assistant Secretary for Community Planning and Development at HUD, where she administered more than $8 billion in housing and community development funds. She also played a significant role in the Department’s efforts to rebuild the Gulf Coast region following Hurricanes Katrina and Rita by providing direct oversight of $17 billion in disaster recovery funds. Ms. Patenaude also served as HUD’s Assistant Deputy Secretary for Field Policy and Management.

In addition to her public service, from 2014 to 2017 Ms. Patenaude served as President of the J. Ronald Terwilliger Foundation for Housing America’s Families, a national nonprofit, education and research organization dedicated to illuminating America’s affordable housing crisis.

Before co-founding the Terwilliger Foundation, she was the Director of Housing Policy for the Bipartisan Policy Center from 2011 to 2014, where she successfully led a 21-person commission to present a new direction for national housing policy. From 2007 to 2011, Ms. Patenaude served as Executive Vice President of the Urban Land Institute (ULI) and Founding Executive Director of the ULI Terwilliger Center for Workforce Housing.

Ms. Patenaude currently serves on the Board of Directors of Habitat for Humanity International, the Bipartisan Policy Center and is a Trustee of the Homebuilders Institute (HBI). In addition, she serves as a member of the Board of Directors of the FDIC Advisory Committee on Economic Inclusion.

Qualifications and Experience Ms. Patenaude’s successful and distinguished career focused on housing policy and community development adds unique and relevant insight and expertise to our Board which is invaluable to CoreLogic’s role as a leading global property information, analytics and data-enabled solutions provider. Ms. Patenaude’s background is particularly useful for her service on our Audit Committee.

Vikrant Raina Age 53	Independent Director Since 2017
Principal Occupation | Chief Executive Officer and Managing Partner of BV Investment Partners Board Committees | Nominating and Corporate Governance, Strategic Planning and Acquisition
Expertise • Technology • Financial/Mergers and Acquisitions • Private Equity/Investing

Biographical Information Mr. Raina currently serves as Chief Executive Officer and Managing Partner of BV Investment Partners, a middle-market private equity firm focused on technology services and business services sectors, and has worked there since 1999. He manages the firm’s investment strategy, risk management and limited partnership relations activities and chairs the Investment, Operating and Valuation committees of the firm.

Prior to that, he was an Executive Director in the communications, media and technology group at Goldman Sachs (Asia) and a project leader at The Boston Consulting Group.

Through his role at BV Investment Partners, Mr. Raina has led many mergers and acquisitions transactions including at Reimagine Holdings Group, Risk International and Franco Signor and served on more than 10 company boards of directors including Camp Systems, Survey Sampling Inc., and TriCore Solutions.

Qualifications and Experience Mr. Raina brings extensive experience in identifying emerging technologies and helping firms advance growth, and contributes deep experience in technology and data services, business services, risk management and investment strategies. This experience is particularly useful as a member of our Strategic Planning and Acquisition Committee.

J. Michael Shepherd Age 65	Independent Director Since 2019
Principal Occupation | Chairman of Bank of the West Board Committee | Nominating and Corporate Governance
Expertise • Chief Executive Officer of Significant Regional Bank • Real Estate/Insurance • Regulatory Compliance

Biographical Information Mr. Shepherd currently serves as Chairman of Bank of the West, a position he has held since June 2008. He also served as Chief Executive Officer of Bank of the West from 2008 through June 2016. Prior to that, Mr. Shepherd held various roles with Bank of the West, including President from 2006 to 2008 and Chief Administrative Officer and General Counsel from 2004 to 2006.

Prior to joining Bank of the West, Mr. Shepherd served as General Counsel of The Bank of New York Company, Inc. and Shawmut National Corporation.

Mr. Shepherd also served in various public sector appointments, including Senior Deputy Comptroller of the Currency, Associate Counsel to the President of the United States, and Deputy Assistant Attorney General.

In addition to his role as Chairman of Bank of the West, Mr. Shepherd currently serves as a director of Pacific Mutual Holdings (the parent of the Pacific Life Insurance Company) and BNP Paribas USA. He is also a member of the Council on Foreign Relations and the Business Executive Council of the University of California.

Qualifications and Experience Mr. Shepherd is a banking, housing finance and public policy leader and previously served as a member and President of the Federal Advisory Council of the Federal Reserve Board. The powerful combination of his public service, regulatory and financial housing policy experience as well as top-tier commercial and retail banking leadership, and his perspectives gained through his diverse experience, are an important contribution to the Board’s oversight of CoreLogic.

Jaynie Miller Studenmund Age 66	Independent Director Since 2012

Principal Occupation | Public board director; Retired Chief Operating Officer, Overture Services Inc.

Board Committees | Compensation, Nominating and Corporate Governance

Other Public Company Boards | ExlService Holdings, Inc., Pacific Premier Bancorp Inc., and funds for Western Asset Management

Expertise

•  Successful track record as a Chief Operating Officer and major profit center executive across a highly diverse range of business environments, including rapid growth, entrepreneurial, innovative, scaling, turnaround, regulated, consolidating, and private equity owned businesses

•  Marketing, Product Management, Strategy, and Team Building

•  Financial/Mergers and Acquisitions

Biographical Information Ms. Studenmund’s career spans 40 years and combines management consulting, C-suite line operating roles, and public board service. She has worked primarily in digital, data, and financial services companies across diverse settings as indicated above.

Ms. Studenmund began her career in management consulting, working for Booz, Allen & Hamilton and Data Resources, Inc. She spent the next 16 years, 1982 to 1998, in financial services where she was, in succession, the top retail executive for three of the Nation’s largest consumer banks at the time: First Interstate of California, Great Western Bank, and Home Savings. She led consumer and business banking strategy, marketing, product management, alternative delivery, sales, branches, and over 6,000 employees for each bank. Ms. Studenmund was recognized as a top executive in successfully building profitable consumer banks and, ultimately, being a key player in the era of bank consolidation.

In the next stage of her career, 1999 to 2004, Ms. Studenmund transitioned to internet-driven businesses, working for two Idealab companies. From 1999 to 2001, Ms. Studenmund was President & Chief Operating Officer of PayMyBills, a leading bill management company that merged with PayTrust. From 2001 to 2004, she was Chief Operating Officer of Overture Services Inc., a public company that transformed online advertising by pioneering paid search and helped create what is today the $60 billion SEM (search engine marketing) industry. During her tenure as COO, Overture experienced hyper growth and successfully scaled, growing from one to twelve international markets, from 25,000 to 150,000 advertisers, and from $100 million to $1.2 billion in profitable revenue. Overture was sold to Yahoo in 2004.

Over the past 16 years, Ms. Studenmund has become a seasoned corporate director. She currently serves on the Board of Directors of Pacific Premier Bancorp Inc., one of the top regional banks in the country; Exl Service Holdings, Inc., a global digital intelligence, data analytics, and operations management company; and funds for Western Asset Management, one of the largest global fixed income providers. Previous public company Boards of Directors include Pinnacle Entertainment, an owner, operator, and developer of casinos and entertainment properties, from 2012 to 2018; LifeLock, Inc., an identity theft protection and fraud management company, from 2015 to 2017; Orbitz Worldwide, Inc., a leading online travel firm, from 2007 to 2014; and aQuantive, an advertising agency and digital ad serving platform from 2004 to 2007. She also currently serves as a Board Leadership Fellow for the National Association of Corporate Directors (NACD).

Qualifications and Experience Ms. Studenmund brings broad top executive line operating and public director experience as noted above. This includes extensive mergers and acquisitions and valuation experience. As a director, she has overseen Pacific Premier Bancorp’s nearly $1 billion acquisition of Opus Bank, LifeLock’s $2.1 billion sale to Symantec, Pinnacle Entertainment’s $5.6 billion sale to Penn National Gaming and aQuantive’s $5.2 billion sale to Microsoft. As a top executive at Overture Services, she played a key role in the transaction process and ultimate sale to Yahoo. As a financial services executive, Ms. Studenmund led over a dozen acquisitions and integrations and played a principal role in the sale of Great Western and Home Savings, the two largest thrift banks in the United States at the time.

Ms. Studenmund’s C-suite profit center and line operating experience, especially with fast-growing, innovative companies, and deep experience as a director of public companies, is particularly useful background for our Compensation and Nominating and Governance Committees.

David Walker Age 66	Independent Director Since 2010

Principal Occupation | Retired; Former Director of the Program of Accountancy at the University of South Florida (USF), and former global accounting firm partner

Board Committees | Audit (Chair), Strategic Planning and Acquisition

Other Public Company Boards | Chicos FAS, Inc., Commvault Systems, Inc.

Expertise • Risk Oversight, Accounting and Financial Reporting • Technology, including Financial/Mergers and Acquisitions

Biographical Information Mr. Walker was at USF from 2002 to 2009. From 1986 to 2002, he was a partner with Arthur Andersen LLP, an accounting firm, having led the firm’s assurance and business advisory practice for the Florida Caribbean Region from 1999 through 2002.

Mr. Walker joined our Board in June 2010. Mr. Walker also serves on the boards of directors of Commvault Systems, Inc., a data and information management software company, and Chico’s FAS, Inc., a women’s specialty retailer. Mr. Walker previously served as a director of Technology Research Corporation, Inc., Paradyne Networks, Inc. and First Advantage Corporation.

Qualifications and Experience Mr. Walker is a certified public accountant and certified fraud examiner. His extensive experience in public accounting and on corporate boards of directors, including as past Chairman of the Board of Directors of Chico’s and past and present chair of other audit committees, together with his role as an NACD Board Leadership Fellow, contribute to the Board’s oversight of our financial reporting, controls and risk management. He also has mergers and acquisitions experience, having overseen Paradyne Networks’ sale to Zhone Technologies.

Mr. Walker’s background is particularly useful for his service as Chair of our Audit Committee and member of our Strategic Planning and Acquisition Committee.

The address of each of the directors listed above is: c/o CoreLogic, Inc., 40 Pacifica, Irvine, California 92618.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

Frank D. Martell	Age 60
President and Chief Executive Officer	Biography is set forth above in the section of this Proxy Statement entitled “Directors of the Company.”

James L. Balas	Age 50
Chief Financial Officer	Mr. Balas has served as the Company’s Chief Financial Officer since April 2016. Mr. Balas joined CoreLogic in March 2011, as Senior Vice President, Controller and principal accounting officer. In 2012, his role expanded to include oversight of finance in addition to his other responsibilities. Prior to joining the Company, Mr. Balas held a variety of senior finance leadership positions at several publicly-traded companies after a successful 10-year career at Ernst & Young and Capgemini.

Barry M. Sando	Age 61
Managing Director, Underwriting and Workflow Solutions	Mr. Sando has served as the Company’s Managing Director of Underwriting and Workflow Solutions (and predecessor business segments) since June 2010, when we became a stand-alone public company. Mr. Sando has more than 30 years’ experience in the housing finance and property information business and previously served in various executive positions with our predecessor company, First American Corporation.

Francis Aaron Henry	Age 54
Chief Legal Officer and Corporate Secretary	Mr. Henry has served as the Company’s Chief Legal Officer and Corporate Secretary since November 2019. Prior to joining the Company, he was General Counsel and Corporate Secretary at MoneyGram International from 2012 to September 2019, and previously served as SVP, Assistant General Counsel, Global Regulatory and Privacy Officer from 2011. Prior to MoneyGram, Mr. Henry served in various legal roles at The Western Union Company and First Data Corporation.

The Company held its 2020 Annual Meeting on April 28, 2020. Stockholders should refer to the proxy statement filed in connection with the 2020 Annual Meeting for information regarding the compensation of our directors and officers and certain other information related to the 2020 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in which we are a participant and any related person has a direct or indirect material interest. A related person includes a director, nominee for election as a director, executive officer, person controlling over 5% of our Common Stock and the immediate family members of each of these individuals. Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to the Company and the related person.

If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.

The following types of transactions do not require pre-approval:

•	compensatory arrangements for service as an officer or director of ours, provided such compensation is approved by the Compensation Committee;

•	transactions between us and our affiliates (other than directors and officers);

•	transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with us;

•	ordinary course transactions involving annual payments of $100,000 or less; or

•

transactions involving indebtedness between us and a beneficial owner of more than 5% of our Common Stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of ours or an immediate family member thereof.

In fiscal year 2019, there were no related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

Anti-Hedging and Pledging Policy

We maintain a policy that restricts our directors, executive officers and other employees from engaging in hedging or monetization transactions, including prepaid variable forwards, equity swaps, collars and exchange funds, that may permit continued ownership of Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. Pursuant to our policy, we also prohibit our directors, executive officers and other employees from engaging in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan (except in limited circumstances if the person pledging the securities is able to demonstrate that he or she has the financial capacity to repay the loan without resort to the pledged securities). No such exception is currently in place.

CORPORATE GOVERNANCE

Board and Board Committee Matters

The Board currently consists of 12 directors. Pursuant to the listing rules of the NYSE, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our website under Leadership & Governance-Highlights at www.corelogic.com.

In accordance with applicable NYSE listing rules and our categorical director independence standards, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O’Brien, Raina, Shepherd and Walker, and Mses. Munce, Patenaude and Studenmund is “independent”. Mr. Martell is not considered independent because he serves as our President and Chief Executive Officer. In addition, Mary Lee Widener, who served on our Board from 2010 through the 2020 Annual Meeting, was also considered “independent” under the NYSE listing standards.

Committees of the Board; Committee Charters

There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning and Acquisition Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees or subcommittees to act on behalf of the Board.

Each of the standing committees operates under a written charter adopted by the Board. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Investors section of our website under Leadership & Governance-Highlights at www.corelogic.com. Each committee reviews and reassesses the adequacy of its charter annually, conducts annual evaluations of its performance with respect to its duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committee’s activities.

The current members of the Committees are identified below:

Audit Committee

Members	Committee Functions

David F. Walker*, Chairman

J. David Chatham

John C. Dorman*

Paul F. Folino

Pamela H. Patenaude

Meetings in 2019: six

* Our Board has determined that each of Messrs. Walker and Dorman is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and that each member of our Audit Committee is “independent” under applicable SEC rules and the listing standards of the NYSE and is

•  overseeing the integrity of our financial reporting processes in consultation with the independent auditor, management and our internal audit function;

•  reviewing internal auditing procedures and results;

•  appointing, compensating, retaining, evaluating and overseeing our independent registered public accounting firm;

•  engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control our major risk exposures;

•  reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing our compliance with legal and regulatory matters;

“financially literate” under the listing standards of the NYSE.

•  discussing with management, internal audit and external advisors the state of internal controls and our practices with respect to financial disclosure;

•  directing and supervising investigations into matters within the scope of its duties; and

•  reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees or third parties of concerns regarding questionable accounting or auditing matters or other ethics and compliance-related matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or concerns or complaints may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Compensation Committee

Members	Committee Functions
J. David Chatham, Chairman Paul F. Folino Claudia Fan Munce Thomas C. O’Brien Jaynie Studenmund Meetings in 2019: seven

•  establishing and reviewing our compensation philosophy;

•  overseeing the design and reviewing the operation of all executive compensation and employee benefit plans and programs;

•  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, including annual performance objectives, and evaluating our chief executive officer in light of those objectives;

•  reviewing and approving the compensation of our executive officers;

•  reviewing and approving awards of equity under the Company’s equity-based plans;

•  responsibility for review and approval of employment agreements with our chief executive officer and other executive officers; and

•  exercising oversight of the Company’s disclosures regarding executive compensation, including reviewing the Compensation Discussion and Analysis contained in our proxy statement for the 2020 Annual Meeting and preparing the Compensation Committee Report for inclusion in our proxy statement for the 2020 Annual Meeting.

The Compensation Committee also has key oversight responsibilities in the following areas, all of which are described in more detail elsewhere in our proxy statement for the 2020 Annual Meeting:

•  assessing risk in relation to the Company’s compensation policies and practices;

•  reviewing and making recommendations to the Board concerning development and succession planning; and

•  reviewing and recommending to the Board the form and level of non-management director compensation.

The Compensation Committee may delegate specific responsibilities to a subcommittee of one or more members of the Compensation Committee. The Compensation Committee has not delegated any authority but certain responsibilities related to granting of equity awards has been delegated by the Board to the Equity Awards Committee as described below.

Committee Advisors

Pay Governance LLC (“Pay Governance”) was initially retained as the Compensation Committee’s independent compensation consultant in 2015 and continues to be engaged by the Compensation Committee. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Financial Officer, Chief Human Resources Officer and Chief Legal Officer when making decisions regarding compensation matters. During 2019, Pay Governance attended six of the seven Compensation Committee meetings.

Pay Governance provided to the Compensation Committee, among other things, guidance as to our peer group for 2019 compensation for executive compensation comparison purposes; director compensation for 2019; and determining 2019 total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) the structure and target amount of long-term incentive awards.

Pay Governance did not perform any services for the Company and the Compensation Committee does not believe that the services performed by Pay Governance raised any conflict of interest. The Compensation Committee regularly reviews the services provided by its independent compensation consultant.

Committee Independence

Our Board has determined that each member of our Compensation Committee is “independent” under applicable listing standards of the NYSE. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. In addition, our Board has determined that each of Messrs. Chatham, Folino, O’Brien and Mses. Studenmund and Munce is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Tax Code”).

Equity Awards Committee

The Equity Awards Committee was created by the Board in 2016 and has been delegated limited authority to approve and establish the terms of equity awards granted to eligible participants under our equity incentive plans. Mr. Martell is the sole committee member.

Nominating and Corporate Governance Committee

Members	Committee Functions
Thomas C. O’Brien, Chairman Douglas C. Curling Paul F. Folino Vikrant Raina J. Michael Shepherd Jaynie Studenmund Meetings in 2019: four

•  identifying individuals qualified to become directors on our Board;

•  recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly-created directorships;

•  overseeing the evaluation of the Board and its committees; and

•  developing, recommending to the Board and periodically reviewing the corporate governance principles and policies applicable to us.

Board Diversity

We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described below under “Evaluation of Director Nominees,” the Nominating and Corporate Governance Committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee has adopted procedures by which certain of our stockholders may recommend director nominees to the Board. In particular, the Nominating and Corporate Governance Committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of our outstanding Common Stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to our Corporate Secretary at our address included in this Proxy Statement. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

Evaluation of Director Nominees

While the Nominating and Corporate Governance Committee has no specific minimum qualifications in evaluating a director candidate, it takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee may adjust its evaluation process for the designated candidates to reflect our contractual obligations with respect to their nomination. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

Strategic Planning and Acquisition Committee

Members	Committee Functions
John C. Dorman, Chairman Douglas C. Curling Paul F. Folino Frank D. Martell Claudia Fan Munce

•  formulating, monitoring and revising a strategic plan for the Company, as well as product and business strategies;

•  considering market and industry trends that could impact the Company’s strategic plans;

Vikrant Raina David F. Walker Meetings in 2019: three

•  ensuring the Board is presented with all necessary and desirable information and advice to assess, review, challenge and approve the Company’s strategic plan;

•  reviewing acquisition strategies and acquisition candidates with the Company’s management;

•  recommending acquisition strategies and candidates to the Board, as appropriate; and

•  overseeing and approving certain investment, merger, acquisition and divestiture transactions proposed by the Company’s management within the size and other limitations delegated by the Board from time to time.

Board Meetings and Attendance

Our Board held six meetings during 2019 and our non-management directors also met six times in executive session without management present. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board during 2019. From time to time, our Board and committees also act by unanimous written consent as permitted by our Bylaws and the Delaware General Corporation Law (the “DGCL”).

Director Attendance at Annual Meetings

We encourage our directors to attend the annual meetings of our stockholders, either in person or telephonically. All directors attended the 2020 Annual Meeting (with the exception of Ms. Patenaude, who was appointed to the Board in June 2020, after the 2020 Annual Meeting).

Compensation Committee Interlocks and Insider Participation

Messrs. Chatham (Chair), Folino, O’Brien and Mmes. Munce and Studenmund served on the Compensation Committee during 2019. No person who served as a member of the Compensation Committee during 2019 was or is an officer or employee of the Company. No executive officer of the Company serves or served as a director or member of the compensation committee of another company who employed or employs any member of the Company’s Compensation Committee or the Board.

Board Leadership Structure

The offices of Chief Executive Officer and Chairman are separate. Mr. Folino has served as Chairman of our Board since July 2014. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer continues to be appropriate as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board. The Chairman also chairs and coordinates the agenda for executive sessions of the non-management directors.

Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no lead director shall be elected. Mr. Folino, an independent director, is the Chairman and, as a result, we do not currently have a lead director.

Director Education

Directors are strongly encouraged to attend educational seminars regarding the Company’s business, corporate governance and other issues pertaining to their directorship. We also provide the Board with educational training from time-to-time on subjects applicable to the Board and the Company, including with regard to industry and regulatory developments, accounting, financial reporting, and corporate governance, using both internal and external resources.

Succession Planning

Among the Compensation Committee’s responsibilities described in its charter is to oversee development and succession planning for executive officers, and the Compensation Committee also oversees this for other key members of senior management. The Board plans for succession of the Chief Executive Officer and periodically reviews senior management selection and succession planning that is undertaken by the Compensation Committee. As part of this process, the non-management directors annually review the Compensation Committee’s recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential Chief Executive Officer successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board.

Risk Oversight

Full Board

To maximize long-term stockholder value, the Board’s responsibilities in overseeing our businesses include oversight of our key risks and management’s processes and controls to regulate them appropriately. Our management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures. Although risk oversight permeates many elements of the work of the full Board, the Board has delegated to certain committees specific risk oversight matters.

Audit Committee

The Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•  having responsibility for the internal audit function, with that function having a direct line of communication to the Audit Committee;

•  receiving reports from management and the internal audit function regarding the adequacy and effectiveness of various internal controls;

•  reviewing periodically with internal counsel legal and regulatory matters that could have a significant impact on us and could indicate emerging areas of risk;

•  overseeing accounting and risk management processes, including receiving regular reports from our Chief Legal Officer; and

Compensation Committee

The Compensation Committee oversees our compensation policies and practices and has assessed whether our compensation policies encourage excessive risk-taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on us. In arriving at that conclusion, the Compensation Committee considered, among other factors:

•  the metrics used to determine variable compensation;

•  the portion of variable compensation paid in equity, which is either time-vested or tied to the achievement of long-term Company objectives;

•  the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and

•  controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that we employ and

•  discussing with management our guidelines and policies with respect to risk assessment and enterprise risk management, including our major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management (including the Chief Executive Officer, the Chief Financial Officer, the Controller and the Chief Legal Officer) and internal auditors regarding our risk management program (which incorporates our compliance, information and cyber security, and business continuity programs), extraordinary claims and losses, and significant litigation. The Board receives updates on risk oversight from the Audit Committee and members of management.

the approval process for certain compensation-related activities.

Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. In addition, the Audit Committee is responsible for the selection, assessment, and termination of the internal auditors to which we have outsourced our internal audit function. Similarly, the consultant retained by the Compensation Committee to assist in the evaluation of senior executive compensation reports directly to that committee.

Code of Conduct

The Board has adopted a Code of Conduct (the “Code”) that applies to all employees, including our directors, Chief Executive Officer, Chief Financial Officer, Controller, and persons performing similar functions, which has been posted under “Investors-Leadership & Governance-Highlights” on our website www.corelogic.com. If we waive or amend any provisions of the Code that apply to our directors and executive officers, including our Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, we will disclose such waivers or amendments on our website, at the address and location specified above, to the extent required by applicable SEC and NYSE rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted under “Investors-Leadership & Governance-Highlights” on our website www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines address, among other items, the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Director Overboarding Policy

Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three public company audit committees (including our Audit Committee), in each case, without prior Board approval. In each case, in determining whether to grant such approval, the Board will consider the director’s ability to devote sufficient time to the activities of the Board and/or Audit Committee and the director’s qualifications and contribution, or potential contribution, to the Board and/or Audit Committee. As of the date of this Proxy Statement, all of our directors are in compliance with the overboarding policy.

Board and Committee Evaluations

To increase their effectiveness, the Board and each of its committees perform an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee. The evaluation addresses, among other items, attendance, preparedness, participation, candor and other measures of performance selected by the Board.

Communicating with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the Chairman of the Board or any of the other non-management directors of our Company (individually or as a group), by writing to such director(s) at:

CoreLogic, Inc.

c/o Chief Legal Officer and Secretary

40 Pacifica, Suite 900

Irvine, California 92618

Our Corporate Secretary reviews and promptly forwards communications to the directors, as appropriate. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product- or service-related inquires; junk mail or mass mailings; resumes or other job-related inquires; and spam and inappropriately hostile, threatening, potentially illegal or similarly unsuitable communications. Directors receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Management

The following table sets forth the total number of shares of our Common Stock beneficially owned and the percentage of the shares so owned as of September 4, 2020 by:

•	each director;

•	each executive officer named in the “Summary Compensation Table”; and

•	all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual’s spouse and subject to community property laws) over the shares listed. Shares vesting or subject to rights exercisable within 60 days after September 4, 2020 are treated as outstanding in determining the amount and percentage beneficially owned by a person or entity.

Stockholders	Number of shares of Common Stock	Percent if greater than 1%
Directors
J. David Chatham	31,181	—
Douglas C. Curling	35,871	—
John C. Dorman	11,763	—
Paul F. Folino	5,910	—
Frank D. Martell	429,996	—
Claudia Fan Munce	8,921	—
Thomas C. O’Brien	32,016	—
Pamela Patenaude	—	—
Vikrant Raina	11,403	—
J. Michael Shepherd	3,458	—
Jaynie Miller Studenmund	31,066	—
David F. Walker	43,238	—
Current Named Executive Officers (“NEOs”) who are not directors
James L. Balas	65,933	—
Barry M. Sando	189,857	—
Francis Aaron Henry	594	—
All directors and current executive officers as a group (15 persons)	901,207	1.1%

Principal Stockholders

The following table sets forth information regarding the ownership of our Common Stock by the persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our shares of Common Stock as of September 4, 2020 (using the number of shares outstanding on this date for calculating the percentage). The information regarding beneficial owners of more than 5% of our shares of Common Stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Senator Investment Group LP and Cannae Holdings, Inc.(1)	7,941,190	10.0%
The Vanguard Group(2)	7,476,465	9.4%
BlackRock, Inc.(3)	6,777,819	8.5%

(1)

According to the Senator and Cannae 13D, Senator Investment Group LP and Cannae Holdings, Inc., reporting on behalf of certain related subsidiaries, have shared voting power and shared dispositive power with respect to 7,941,190 shares, consisting of 6,506,190 shares of Common Stock and total return swaps and over-the-counter forward purchase contracts referencing 1,435,000 shares of Common Stock. The address of the principal business office of the reporting entities are, for Senator, 510 Madison Avenue, 28th Floor, New York, New York 10022 and, for Cannae, 1701 Village Center Circle, Las Vegas, Nevada 89134.

(2)

Share count is based on a Form 13F-HR filed August 14, 2020, reporting beneficial ownership as of June 30, 2020. According to a Schedule 13G/A filed February 12, 2020, as of December 31, 2019, these securities are owned by The Vanguard Group and two wholly-owned subsidiaries, Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd. (“VIA”), as investment managers of collective trust accounts and Australian investment offerings, respectively. The Schedule 13G/A reports that VFTC is the beneficial owner of 31,260 shares and VIA is the beneficial owner of 27,977 shares. The Vanguard Group is a registered investment adviser and has sole voting power with respect to 41,025 shares, shared voting power with respect to 18,212 shares, sole dispositive power with respect to 7,578,725 shares and shared dispositive power with respect to 49,472 shares. The address of the principal business office of the reporting entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

Share count is based on a Form 13F-HR filed August 14, 2020, reporting beneficial ownership as of June 30, 2020. According to a Schedule 13G/A filed February 5, 2020, as of December 31, 2019, BlackRock, Inc. is a parent holding company with sole voting power with respect to 6,749,137 shares and sole dispositive power with respect to 7,068,840 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 55 East 52nd Street, New York, New York 10055.

CERTAIN AGREEMENTS

Equity awards are currently issued under the 2018 Performance Incentive Plan, which was approved by our stockholders at our annual meeting held in May 2018. Prior to the approval of the 2018 Performance Incentive Plan, we issued share-based awards under the 2011 Performance Incentive Plan, as amended. The 2011 Performance Incentive Plan and 2018 Performance Incentive Plan do not include an automatic “single trigger” change in control vesting provision. Instead, both plans include a change in control provision where automatic accelerated vesting of an award in connection with a change in control will only occur if an acquirer or successor to us fails to assume or continue the awards or the awards otherwise do not survive the transaction. Additionally, award agreements include “double-trigger” severance protections and provide for accelerated vesting of awards that remain outstanding following a change in control transaction in the event of a termination without cause following a change in control.

The Company’s Amended and Restated Deferred Compensation Plan (the “DCP”) generally provides for accelerated vesting of awards or benefits, as the case may be, in the event of a change in control of the Company. In addition, the Company’s Executive Supplemental Benefit Plan (the “Executive Supplemental Plan”) provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.

In addition to the plan and award agreement provisions described above, we have entered into a change in control agreement (a “Change in Control Agreement”) with each of our NEOs. Under the Change in Control Agreement, a “change in control” means the consummation of any one of the following:

•	a merger or consolidation of the Company in which our stockholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the Company;

•	a change in the composition of our Board over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of our voting securities.

If the termination of the NEO’s employment occurs without cause or if the NEO terminates his employment for good reason within the twenty-four-month period following a change in control, we will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

•	the NEO’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•	between two and three times the NEO’s target annual cash bonus amount established for the fiscal year in which the termination occurs; and

•	between two and three times the NEO’s annual base salary in effect immediately prior to the date of termination

Furthermore, under each Change in Control Agreement, for a period ranging from twenty-four to thirty-six months and subject to the covered NEO’s continued payment of the same percentage of the applicable premiums as the NEO was paying immediately prior to the date of termination or, if more favorable to the NEO, at the time at which the change in control occurred, we will provide medical and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) for the NEO (and if applicable, the NEO’s dependents). To the extent that the NEO cannot participate in the plans previously available, we will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the NEO from subsequent employers.

The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Tax Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the “Total Payments”), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the NEO is greater after giving effect to such reduction than if no such reduction had been made. This type of provision is often referred to as a “modified cut-back,” and is included because the Change in Control Agreement does not provide for any type of “gross up” or similar benefit.

The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term for an additional year. All agreements with current NEOs have since been extended through December 31, 2020. For a description of the calculations and further explanation of the payments due to the NEO upon termination of employment and/or a change in control, see the sections of this proxy entitled “Potential Payments upon Termination or Change in Control.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes payments and other benefits that would be provided to certain of our NEOs under the specified circumstances upon a change in control of us or their termination, assuming a termination or change in control occurred on August 31, 2020. For further discussion, see the section of this Proxy Statement entitled “Change in Control Agreements” above.

Name	Trigger	Severance		Bonus		Value of RSU Acceleration(6)	Value of PBRSU Acceleration(7)	Deferred Compensation(8)	Vested Pension Plan(11),(12)		Benefit Continuation		Total
Frank Martell	Voluntary Resignation	—		—		—	—	3,702,639	—		—		3,702,639
	Termination For Cause	—		—		—	—	3,702,639	—		—		3,702,639
	Termination Without Cause / For Good Reason	4,500,000	(2)	902,466	(4)	6,370,584	—	3,702,639	—		33,792	(9)	15,509,480
	Change in Control with Termination Good Reason / Without Cause(1)	6,750,000	(3)	902,466	(5)	6,370,584	9,365,700	3,702,639	—		44,946	(10)	27,136,335
	Death	—		902,466		6,370,584	9,365,700	3,702,639	—		—		20,341,388
	Disability	—		902,466		6,370,584	9,365,700	3,702,639	—		—		20,341,388
James Balas	Voluntary Resignation	—		—		—	—	1,693,614	—		—		1,693,614
	Termination For Cause			—		—	—	1,693,614	—		—		1,693,614
	Termination Without Cause	950,000	(2)	317,534	(4)	1,523,508	—	1,693,614	—		25,157	(9)	4,509,814
	Change in Control with Termination Good Reason / Without Cause(1)	1,900,000	(3)	317,534	(5)	1,523,508	2,842,933	1,693,614	—		45,299	(10)	8,322,889
	Death	—		317,534		1,523,508	2,842,933	1,693,614	—		—		6,377,590
	Disability	—		317,534		1,523,508	2,842,933	1,693,614	—		—		6,377,590
Barry M. Sando	Voluntary Resignation	—		—		—	—	1,655,106	7,900,117		—		9,555,223
	Termination For Cause	—		—		—	—	1,655,106	7,900,117		—		9,555,223
	Termination Without Cause	2,200,000	(2)	367,671	(4)	1,683,405	—	1,655,106	7,900,117		33,792	(9)	13,840,891
	Change in Control with Termination Good Reason / Without Cause(1)	3,300,000	(3)	367,671	(5)	1,683,405	3,277,837	1,655,106	8,390,342	(13)	44,946	(10)	18,719,308
	Death	—		367,671		1,683,405	3,277,837	1,655,106	3,868,368	(14)	—		10,852,388
	Disability	—		367,671		1,683,405	3,277,837	1,655,106	7,900,117		—		14,884,137

Name	Trigger	Severance		Bonus		Value of RSU Acceleration(6)	Value of PBRSU Acceleration(7)	Deferred Compensation(8)	Vested Pension Plan(11),(12)	Benefit Continuation		Total
Francis Aaron Henry	Voluntary Resignation	—		—		—	—	—	—	—		—
	Termination For Cause	—		—		—	—	—	—	—		—
	Termination Without Cause	950,000	(2)	317,534	(4)	656,131	—	—	—	2,024	(9)	1,925,689
	Change in Control with Termination Good Reason / Without Cause(1)	1,900,000	(3)	317,534	(5)	656,131	1,401,240	—	—	2,725	(10)	4,277,630
	Death	—		317,534		656,131	1,401,240	—	—	—		2,374,905
	Disability	—		317,534		656,131	1,401,240	—	—	—		2,374,905

(1)

In accordance with SEC rules, an excise tax calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Tax Code.

(2)

Represents an amount equal to a multiple of annualized base salary in effect on the date employment terminates (the “Severance Date”)—two times annualized base salary in the case of Messrs. Martell and Sando; one-time annualized base salary in the case of Messrs. Balas and Henry, plus (ii) the same multiple of target annual incentive compensation program amount in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 (7/12 for Messrs. Balas and Henry) of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 (1/12 for Messrs. Balas and Henry) of the Severance Benefit paid each month until the month which is 24 months for Messrs. Martell and Sando (12 months for Messrs. Balas and Henry) after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants, including a 24 month post-termination non-competition covenant for Messrs. Martell and Sando (12 months for Messrs. Balas and Henry), and confidentiality provisions in the employment agreement.

(3)

Represents a multiple of base salary in effect immediately prior to the date of termination by us (three times base salary for Messrs. Martell and Sando and two times base salary for Messrs. Balas and Henry) and a multiple of target annual cash bonus established for fiscal year (three times for Messrs. Martell and Sando; two times for Messrs. Balas and Henry). Receipt of the benefit is contingent upon execution of a general release of claims.

(4)

Represents the pro rata portion of annual cash bonus for fiscal year 2020; applicable agreements provide for the payment of the pro rata portion of the bonus amount that would have been paid if employment had not terminated during the fiscal year. Such payment is required to be paid within two and one half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post termination covenants, including a 24 month post-termination non-competition covenant for Messrs. Martell and Sando (12 months for Mr. Balas), and confidentiality provisions in the employment agreement.

(5)

Represents the pro rata portion of target annual cash bonus for the year of termination; applicable agreements provide for the payment of the target annual cash bonus established for fiscal year 2020. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)

Represents the value after acceleration of outstanding unvested Restricted Stock Units (“RSUs”) based on our closing stock price on August 31, 2020 of $66.40. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to execution of a general release of claims and compliance with certain post-termination covenants, including a 24-month post-termination non-competition covenant for Messrs. Martell and Sando (12 months for Mr. Balas), and confidentiality provisions in the employment agreement.

(7)

Represents the value after acceleration of all outstanding unvested Performance Based Restricted Stock Units (“PBRSUs”) based on our closing stock price on August 31, 2020 of $66.40. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(8)	Refers to payments accrued under the DCP as of August 31, 2020 based on each executive officer’s salary deferral election and 401(k) restoration contributions.
(9)

Represents the cost of continued health and welfare benefits for 24 months in the case of Messrs. Martell and Sando, or 12 months in the case of Messrs. Balas and Henry, after the date on which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(10)

Represents the cost of continued health and welfare benefits for 36 months in the case of Messrs. Martell and Sando, or 24 months in the case of Messrs. Balas and Henry, after the date on which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(11)	Mr. Sando is eligible to receive current vested benefits amount under the Pension Restoration Plan and Executive Supplemental Plan.
(12)

Represents the present value of the benefit calculated under the Executive Supplemental Plan using the following assumptions: interest rate of 2.14% post-retirement mortality per Pri-2012 “Retirees” and “Contingent Survivors” tables with white collar adjustments, projected generationally beyond 2012 using MP-2019 Order 2 Graduation Alternative Projection Scale and the present value of the benefit calculated under the Pension Restoration Plan using the following assumptions: interest rate of 2.25%, post-retirement mortality per Pri-2012 Table for Healthy Retirees with mortality projection using Fully Generational Scale MP-2019.

(13)

Upon an involuntary termination without cause after a change in control, Mr. Sando becomes 100% vested in the Executive Supplemental Plan in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(14)	Represents pre-retirement death benefit payable to the executive officer’s spouse.

CERTAIN POTENTIAL CONSEQUENCES OF THE STOCKHOLDER PROPOSALS

Interests of Certain Participants

The removal and replacement of a majority of the Board will constitute a “change in control” for purposes of (i) the Company’s 2018 Performance Incentive Plan, 2011 Performance Incentive Plan and 2006 Incentive Compensation Plan and the award agreements thereunder (collectively, the “Equity Incentive Plans”), (ii) the Change in Control Agreements, and (iii) the Company’s nonqualified deferred compensation plans. For additional information regarding these plans and agreements, see the sections of this Proxy Statement entitled “Change in Control Agreements” and “Potential Payments Upon Termination or Change of Control.” The impact of a change in control as a result of the removal and replacement of the Board under these plans and agreements is summarized below.

Certain Assumptions. Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

the removal and replacement of the Board occurs on August 31, 2020, which is the assumed date of the change in control solely for purposes of the disclosure in this section (the “Change in Control Date”);

•	the relevant price per share of the Common Stock on the Change in Control Date is $66.40, which was the closing price of the Common Stock on August 31, 2020;

•

the employment of each executive of the Company who is considered a “participant” with respect to the Company’s solicitation of proxies (including the non-employee members of the Board, each, a “Participant”) will have been terminated by the Company without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Change in Control Date; and

•	the performance metrics applicable to each PBRSU and each award under the Company’s Annual Incentive Plan will have been achieved at the target level of performance.

As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below. In addition, the amounts provided below are determined without regard to any potential “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Tax Code, or any indemnification in respect of the excise tax.

Equity Incentive Plans. Under the terms of the Equity Incentive Plans, then-outstanding RSUs held by the Company’s non-employee directors will vest upon the Change in Control Date. Assuming the administrator does not exercise its discretion under the Equity Incentive Plans to accelerate the vesting of outstanding awards upon the occurrence of a change in control, then, for awards held by grantees other than the Company’s non-employee directors: (i) RSUs will generally vest upon the earlier of the original vesting date and the date of the grantee’s termination of employment by the Company without cause or, for those grantees who are party to a Participant Change in Control Agreement, by the grantee for good reason, in either case, within twelve (12) months following the Change in Control Date; and (ii) PBRSUs will generally convert at the greater of the target level or actual level of performance into time-based RSUs, and will vest upon the earlier of the original vesting date and the date of the grantee’s termination of employment by the Company without cause or, for grantees who are party to a Participant Change in Control Agreement, by the grantee for good reason.

The unvested RSUs and PBRSUs held by the Company’s non-employee directors and those executives who are Participants as of August 31, 2020 is set forth and quantified in the table below.

Participant	RSUs (#)	PBRSUs (#)	Total ($)
J. David Chatham	4,179	—	277,486
Douglas C. Curling	4,179	—	277,486
John C. Dorman	4,179	—	277,486
Paul F. Folino	4,179	—	277,486
Claudia Fan Munce	4,179	—	277,486
Thomas C. O’Brien	4,179	—	277,486
Pamela H. Patenaude	2,964	—	196,810
Vikrant Raina	4,179	—	277,486
J. Michael Shepherd	4,179	—	277,486
Jaynie Miller Studenmund	4,179	—	277,486
David F. Walker	4,179	—	277,486
Frank D. Martell	95,942	141,050	15,736,269
James L. Balas	22,944	42,815	4,366,398
Francis Aaron Henry	9,881	21,103	2,057,338
Daniel L. Smith	4,920	6,860	782,192

Change in Control Agreements. The Company has entered into change in control agreements with each Participant who is an executive of the Company (the “Participant Change in Control Agreements”). The Participant Change in Control Agreements generally provide that if the Participant is terminated from employment by the Company without cause or the Participant terminates his employment with good reason, in either case, within two (2) years following the Change in Control Date, then the Participant will receive:

•

an amount equal to three (3) times, for Messrs. Martell and Sando, two (2) times, for Messrs. Balas and Henry, and, for Mr. Smith, one and a half (1.5) times the sum of the executive’s (x) target annual bonus plus (y) annual base salary as in effect immediately prior to the date of termination of employment;

•	to the extent the qualifying termination of employment occurs in 2021 or later, a prorated target annual bonus for the year in which the termination of employment occurs; and

•	continued health and welfare benefits coverage for 36 months, for Messrs. Martell and Sando, 24 months for Messrs. Balas and Henry, or 18 months for Mr. Smith.

The provision of payments and benefits described above is conditioned upon the Participant’s execution of a release of claims. The Participant Change in Control Agreements further provide that if an executive officer receives any amount that is subject to the “golden parachute” excise tax imposed pursuant to Section 4999 of the Tax Code, the amount of the payments to be made to the Participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the after-tax amount of the reduced payments exceeds the after-tax amount that the Participant would receive without any such reduction following imposition of the excise tax and all income and related taxes.

Based on the assumptions described above under “Certain Assumptions,” the estimated aggregate amount of severance payments to be provided to each Participant under his respective Participant Change in Control Agreement is: (i) Mr. Martell, $6,794,946; (ii) Mr. Balas, $1,945,299; (iii) Mr. Sando, $3,344,946; (iv) Mr. Henry, $1,902,725; and (v) Mr. Smith, $681,974.

Annual Incentive Plan. Each of Messrs. Martell, Balas, Sando, Henry, and Smith participates in the Company’s Annual Incentive Plan. The Annual Incentive Plan generally provides that if the Participant is terminated from employment by the Company without cause or the Participant terminates his employment with good reason, in either case, on or following the Change in Control Date but during the 2020 performance period, then the Participant would receive a prorated annual bonus for the 2020 performance period based on the greater of the target level or actual level of performance through the date of the termination of employment (the “AIP Bonus”). To the extent the Participant experiences a qualifying termination of employment in 2020, the AIP Bonus is in lieu of the prorated annual bonus provided under the Participant Change in Control Agreements.

Based on the assumptions described above under “Certain Assumptions,” the estimated Annual Bonus to be provided to each NEO is: (i) Mr. Martell $902,466; (ii) Mr. Balas, $317,534; (iii) Mr. Sando; $367,671; (iv) Mr. Henry, $317,534; and (v) Mr. Smith, $108,296.

Nonqualified Deferred Compensation Plans. Mr. Sando participates in the Executive Supplemental Plan. The Executive Supplemental Plan provides that all participants, including Mr. Sando, will become fully vested in their plan benefits on a termination of employment following the Change in Control Date by the Company other than for good cause or, for any participant who is party to a change in control agreement with the Company (including a Participant Change in Control Agreement), by the participant for good reason. The Executive Supplemental Plan benefit will be provided on the same basis as if the participant had attained normal retirement age prior to such termination of employment, subject to a proration factor for those participants, including Mr. Sando, who had not reached their early retirement date under the plan as of December 31, 2010. Based on the assumptions described above under “Certain Assumptions,” the portion of Mr. Sando’s benefit under the Executive Supplemental Plan that will become payable as a result of the change in control is $490,225, in addition to Mr. Sando’s vested portion of $7,900,117, for a total of $8,390,342.

Each of the Participants participates in the DCP. The DCP provides that all participants will vest in their unvested Company contributions on the Change in Control Date. None of the Participants have any unvested Company contributions in the DCP.

Grantor Trust Funding. The Company established grantor trusts for the Executive Supplemental Plan, the DCP and the Company’s Management Supplemental Benefit Plan (the “Grantor Trusts”). The Grantor Trusts generally require that the Company fund the benefits under these plans immediately prior to the occurrence of a change in control. In the event that the Company is required to fund the Grantor Trusts, the required contribution will be approximately $36 million.

Credit Agreement and Indenture

The removal and replacement of nine Incumbent Directors may also constitute a “change in control” for purposes of the Second Amended and Restated Credit Agreement, dated as of August 10, 2017 (as amended by the First Amendment, dated as of May 31, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, CoreLogic Australia Pty Limited (together with the Company, the “Borrowers”), the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “Agent”). Under the Credit Agreement, a change in control will be deemed to occur if during any period of 25 consecutive calendar months, a majority of the Board is no longer composed of individuals (i) who were members of the Board on the closing date of the Credit Agreement (August 10, 2017), (ii) whose election or nomination to the Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or (iii) whose election or nomination to the Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board. A change of control is an immediate event of default under the Credit Agreement, and upon an event of default, the Agent may, and at the request of the required lenders shall, (A) terminate the commitments and declare the loans then outstanding to be due and payable in whole or in part, together with accrued interest, all fees and other obligations of the Borrowers, and/or (B) enforce all of the liens and security interests created pursuant to the collateral documents.

In addition, the Indenture, dated as of April 7, 1998, between the Company and Wilmington Trust Company (the “Trustee”), as supplemented by the First Supplemental Indenture, dated July 26, 2004, the Third

Supplemental Indenture, dated May 10, 2010, and the Fourth Supplemental Indenture, dated June 1, 2010 (together, the “Indenture”), includes events of default caused by the acceleration of the Company’s other debt, including debt under the Credit Agreement: (i) if there is a default or an event of default in at least $10 million of aggregate principal amount of the Company’s or its subsidiaries’ non recourse debt declared due and payable and such acceleration is not rescinded within 10 days thereafter and (ii) failure by the Company or its Subsidiaries to pay at maturity any recourse debt in excess of $10 million of aggregate principal amount and that remains uncured for 10 days thereafter. As a result, in the event that a change in control occurs under the Credit Agreement, which is an event of default thereunder, it would also be an event of default under the Indenture.

Under Delaware case law, the Board’s fiduciary duties may require it to approve the nomination of the Senator and Cannae Nominees for purposes of the change in control provision in the Credit Agreement unless the Board identifies a specific and substantial risk to the Company or its creditors posed by such nominees.4 After considering various factors and consultation with the Company’s counsel, even though the Board does not believe it to be in the best interests of the Company and its stockholders for stockholders to vote for the nomination of any of the Senator and Cannae Nominees and to remove any doubt regarding the effect of the nomination or appointment of the Senator and Cannae Nominees under the Credit Agreement, the Board has determined to approve the nomination for appointment of the Senator and Cannae Nominees, solely and specifically for the purposes of the change in control provision in the Credit Agreement, and NOT for purposes of endorsing or otherwise supporting the nomination for appointment of the Senator and Cannae Nominees. In making its determination, the Board considered a variety of factors, including, among others, the amount of loans outstanding under the Credit Agreement that would become due and payable upon a change in control and the availability of replacement financing on commercially reasonably terms to satisfy any such repayment obligations upon a change in control. As a result of, among other things, the Board’s approval of the Senator and Cannae Nominees for this limited purpose, the Company believes the nomination for appointment of the Senator and Cannae Nominees will not trigger the change in control provision under the terms of the Credit Agreement. Notwithstanding the above, the Board unanimously recommends that stockholders vote AGAINST all of the Stockholder Proposals.

APPRAISAL RIGHTS

Holders of the Common Stock do not have appraisal rights under the DGCL in connection with this solicitation of proxies.

STOCKHOLDER LIST

A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting during ordinary business hours at our corporate headquarters located at 40 Pacifica, Irvine, California 92618, for the ten days prior to the Special Meeting, and also at the Special Meeting.

[4]

See Kallick v. Sandridge Energy, 68 A.3d 242, 260-61 (Del. Ch. 2013) (noting that “where an incumbent board cannot identify that there is a specific and substantial risk to the corporation or its creditors posed by the rival slate, and approval of that slate would therefore not be a breach of the contractual duty of good faith owed to noteholders with the rights to the Proxy Put, the incumbent board must approve the new directors as a matter of its obligations to the company and its stockholders, even if it believes itself to be better qualified and have better plans for the corporation than the rival slate”) (emphasis added) and Pontiac General Employees Retirement System v. Healthways, Inc., C.A. No. 9789-VCL (Del. Ch. Oct 14, 2014) (transcript ruling) (agreeing with the ruling in Sandridge and noting that proxy puts remain “highly suspect”).

OTHER MATTERS

The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.

STOCKHOLDER PROPOSALS

Requirements for Director Nominations and Stockholder Proposals to be Brought Before an Annual Meeting. In order for a director nomination or a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to our Corporate Secretary. A stockholder’s notice to our Corporate Secretary shall set forth certain information concerning the stockholder and each director nomination or proposal, as specified in Section 2.10 of our Bylaws, and must comply with the other requirements specified in Section 2.10 of our Bylaws. To be timely for the 2021 annual meeting of stockholders, the notice must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on December 29, 2020, nor later than the close of business on January 28, 2021.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2021 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. The proposal must be received by us at our principal executive offices not later than November 19, 2020, in order to be considered for inclusion in our proxy materials for the 2021 annual meeting of stockholders.

HOUSEHOLDING OF PROXY STATEMENT

The Company will not provide householding in connection with the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://investor.corelogic.com or upon written request to CoreLogic, Inc., 40 Pacifica, Suite 900, Irvine, California 92618, Attention: Corporate Secretary. Exhibits will be provided upon request.

We appreciate your support and encouragement.

By Order of the Board of Directors,

Francis Aaron Henry
Chief Legal Officer and Corporate Secretary

Irvine, California
[●], 2020

APPENDIX A TO PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, certain officers and certain other employees of the Company are considered “participants” with respect to the Company’s solicitation of proxies. The following sets forth certain information about the persons who are considered “participants.”

1. Directors

The principal occupations or employment of the Company’s directors are set forth above in the section of this Proxy Statement entitled “Directors of the Company.” The names of the Company’s directors are set forth below, and the business address for all directors is 40 Pacifica, Irvine, California 92618.

Name

J. David Chatham

Douglas C. Curling

John C. Dorman

Paul F. Folino

Frank D. Martell

Claudia Fan Munce

Thomas C. O’Brien

Pamela H. Patenaude

Vikrant Raina

J. Michael Shepherd

Jaynie Miller Studenmund

David F. Walker

2. Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and certain employees who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 40 Pacifica, Irvine, California 92618.

Name	Principal Occupation
Frank D. Martell	President and Chief Executive Officer
James L. Balas	Chief Financial Officer
Francis Aaron Henry	Chief Legal Officer and Corporate Secretary
Daniel L. Smith	Investor Relations

3. Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or in this Proxy Statement, none of the persons listed above under “Directors” or “Certain Officers and Other Employees” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of September 4, 2020 is set forth under the heading “Security Ownership of Certain Beneficial Owners” in this Proxy Statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are considered “participants” as of September 4, 2020 is set forth below.

Name	Company Securities Owned
Daniel L. Smith	11,655

4. Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the Board and certain officers and certain other employees of the Company that are “participants” with respect to the solicitation of proxies. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (7/1/2018 through 9/4/2020)

Name	Date	# of Shares	Transaction Description
James L. Balas	6/15/2020	181	3
	5/15/2020	(2,000)	2
	5/15/2020	2,000	5
	5/15/2020	(2,000)	2
	5/15/2020	2,000	5
	3/6/2020	(7,541.062)	2
	3/2/2020	15,323.897	4
	3/2/2020	(5,885.886)	2
	3/2/2020	11,065	3
	2/14/2020	(4,000)	2
	2/14/2020	4,000	5
	1/24/2020	186.133	3
	12/6/2019	(1,732)	2
	12/6/2019	1,732	5
	12/6/2019	268	5
	12/6/2019	(268)	2
	11/13/2019	2,000	5
	11/13/2019	(2,000)	2
	8/19/2019	4,000	5
	8/19/2019	(4,000)	2
	3/7/2019	(6,781)	2
	3/4/2019	15,797	4
	3/1/2019	(3,338)	2
	3/1/2019	12,632	3

Name	Date	# of Shares	Transaction Description
J. David Chatham	6/15/2020	19	1
	6/9/2020	3,958	5
	6/9/2020	(3,958)	2
	4/28/2020	4,160	1
	3/6/2020	(7000)	2
	1/24/2020	19.088	1
	8/7/2019	(5,650)	2
	6/11/2019	(3,190)	2
	4/30/2019	3,939	1
	8/10/2018	3,190	5
	8/10/2018	(3,190)	2
Douglas C. Curling	6/15/2020	19	1
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	04/30/2019	3,939	1
	4/29/2019	(15,000)	2
John C. Dorman[5]	6/15/2020	19	1
	6/3/2020	(3,190)	2
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	4/30/2019	3,939	1
	11/15/2018	(8,723)	2
Paul F. Folino	6/15/2020	19	1
	5/7/2020	(1,800)	2
	4/28/2020	4,160	1
	3/10/2020	(650)	2
	1/24/2020	19.088	1
	8/16/2019	(1,100)	2
	4/30/2019	3,939	1
	4/26/2019	(3,750)	2
	8/14/2018	(3,400)	2
Francis Aaron Henry	6/15/2020	45	3
	3/2/2020	9,836	3
Frank D. Martell	6/15/2020	759	3
	4/29/2020	(7,500)	2
	3/16/2020	(2,187.023)	6
	3/6/2020	(28,802.816)	6
	3/2/2020	62,512.462	4
	3/2/2020	(21,572.676)	6
	3/2/2020	46,593	3
	1/24/2020	748.001	3
	1/8/2020	(7,500)	2
	10/8/2019	(7,500)	2
	7/8/2019	(7,500)	2
	3/14/2019	(2,176)	6
	3/7/2019	(24,180)	6
	3/4/2019	60,694	4
	3/1/2019	(12,856)	6
	3/1/2019	52,659	3
	2/28/2019	(5,097)	6
	2/21/2019	(4,900)	2
	2/20/2019	(5,100)	2
	11/15/2019	(10,000)	2
	8/15/2018	(10,000)	2

[5]	John Dorman also donated 2,195 shares on March 9, 2020, which has not yet been reflected in a Form 4 filing.

Name	Date	# of Shares	Transaction Description
Claudia Fan Munce	6/15/2020	37	1
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	4/30/2019	3,939	1
Thomas C. O’Brien	6/15/2020	19	1
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	4/30/2019	3,939	1
Pamela H. Patenaude	6/17/2020	2,964	1
Vikrant Raina	6/15/2020	19	1
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	10/29/2019	2,500	5
	4/30/2019	3,939	1
J. Michael Shepherd	6/15/2020	19	1
	4/28/2020	4,160	1
	1/24/2020	16.679	1
	6/21/2019	3,442	1
Daniel L. Smith	3/20/2020	2,810.8	4
	3/20/2020	2,810.9	1
	3/20/2020	(611)	6
	3/6/2020	(893)	2
	5/1/2019	(1,435)	2
	3/20/2019	2,273.3	1
	3/20/2019	2,277.4	4
	3/20/2019	(620)	6
	3/8/2019	(3,778)	2
	3/7/2019	(1,116)	2
Jaynie M. Studenmund	6/15/2020	64	1
	4/28/2020	4,160	1
	1/24/2020	68.224	1
	4/30/2019	3,939	1
David F. Walker	6/15/2020	19	1
	4/28/2020	4,160	1
	1/24/2020	19.088	1
	5/3/2019	(2,000)	7
	5/3/2019	(2,000)	2
	4/30/2019	3,939	1

Transaction Key

1	Grant of RSUs (plus dividend equivalent rights accrued on previously awarded RSUs)

2	Disposition of Common Stock

3	Grant of time-vested RSUs (plus dividend equivalent rights accrued on previously awarded time-vested RSUs)

4	Grant of PBRSUs (plus dividend equivalents earned on the credited PBRSUs)

5	Acquisition of Common Stock

6	Forfeiture to cover taxes upon vesting and the forfeiture of the fractional share portion of dividend equivalents upon vesting

7	Contribution of Common Stock to a charitable gift fund

5. Miscellaneous Information Concerning Participants

Except as described in this Appendix A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2019, or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2019 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting or any matter that was acted upon at the 2020 Annual Meeting.

APPENDIX B TO THE PROXY STATEMENT

CERTAIN INFORMATION REGARDING THE SENATOR AND CANNAE NOMINEES

The information set forth in this Appendix B regarding the Senator and Cannae Nominees is based solely on information contained in the Senator and Cannae Solicitation Statement and information provided to the Company by Senator and Cannae, including the director nominee questionnaires provided to the Company by Senator and Cannae on behalf of each of the Senator and Cannae Nominees. The incorporation of this information in this Appendix B should not be construed as a representation by the Company that such information is accurate, and the Company does not undertake any obligation to update such information.

Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Senator and Cannae Nominees.

1. W. Steve Albrecht

W. Steve Albrecht was the Gunnel Endowed Professor in the Marriott School of Management at Brigham Young University until his retirement in 2017, where he also previously served as Associate Dean. He is a Certified Public Accountant, Certified Internal Auditor, and Certified Fraud Examiner. He currently serves on the Board of Directors and as Chair of the Audit & Finance Committee of SkyWest, Inc. Previously he was Chairman of Cypress Semiconductor Corporation (NASDAQ: CY) and a director and Chair of the Audit Committee of RedHat, Inc. (NYSE: RHT). Mr. Albrecht is a former President of the American Accounting Association and Association of Certified Fraud Examiners.

Mr. Albrecht holds a bachelor of science degree from Brigham Young University, and a master’s degree in Business Administration and a doctorate degree in Accounting from the University of Wisconsin.

Mr. Albrecht’s business address is 223 E. 200 N., Bicknell, Utah 84715.

2. Martina Lewis Bradford

Since May 2015, Martina Lewis Bradford has served as the Founder & Chief Executive Officer of Palladian Hill Strategies, a government relations firm. Ms. Bradford previously served as Vice President for Government Affairs at AT&T (NYSE: T) and Corporate Vice President for Global Public Affairs at Lucent Technologies (NYSE: LU). During her career in Washington, she also served as Chief of Staff to the Vice Chairman of the Interstate Commerce Commission. Prior to that, she served as Counsel on both the Senate Governmental Affairs Committee and the House Appropriations Committee and as an attorney-adviser at the Interstate Commerce Commission. Ms. Bradford has served on several corporate and nonprofit boards, including the Board of Directors of Cadmus Communications Corp. (NASDAQ: CDMS), the Board of Trustees of American University, and the Board of Visitors at Duke University Law School.

Ms. Bradford is a graduate of Duke University School of Law and American University with a B.A. in Economics.

Ms. Bradford’s business address is 300 New Jersey Avenue, NW, Suite 900, Washington, DC 20001.

3. Gail Landis

Gail Landis was a founding partner of Evercore Asset Management, LLC, where she served as managing principal from 2005 until her retirement in December 2011. She has been on the Board of Directors of Morningstar (NASDAQ: MORN) since 2013. Ms. Landis was previously Head of Distribution for the Americas for Credit Suisse Asset Management, the asset management division of Credit Suisse Group AG (NYSE: CS) and held senior roles with Sanford C. Bernstein & Co., Inc. and its successor company AllianceBernstein L.P. (NYSE: AB).

She holds a bachelor’s degree in East Asian studies from Boston University and a master’s degree in business administration from New York University’s Stern School of Business.

Ms. Landis’ business address is 290 West End Ave., New York, New York 10023.

4. Wendy Lane

Wendy Lane has served as Chairman of Lane Holdings, Inc., an investment firm, since 1992. Previously, she was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation and an investment banker at Goldman, Sachs & Co (NYSE: GS).

Ms. Lane has served on the Board of Directors and as Chairman of the Compensation Committee of Willis Tower Watson (Nasdaq: WLTW) since 2016. Her prior Board of Director experience includes, among others, MSCI, Inc. (NYSE: MSCI), where she served on the Compensation Committee, Laboratory Corporation of America, where she served on the Nominating and Corporate Governance Committee and chaired the Audit and Compensation Committees, and UPM Kymmene Corporation (OTCMKTS: UPMMY), a Finnish public company, where she served on the Audit Committee.

Ms. Lane holds a BA from Wellesley College in Mathematics and French and an MBA from Harvard Business School.

Ms. Lane’s business address is 348 Grove St., Needham, Massachusetts 02492.

5. Ryan McKendrick

Ryan McKendrick served as President and Chief Executive Officer for AMCOL International (NYSE: ACO) from 2011 to 2014, when Mr. McKendrick retired. He previously served at AMCOL as President, Executive Vice President, and Manager of International Sales. Prior to that, he was Vice President-General Manager for Waste Management of North America (NYSE: WM). Previously, he had held various roles at American Colloid Co. since 1977.

Mr. McKendrick holds a bachelor’s degree in chemistry from Northwestern University and a Master’s of Business Administration, Marketing, from Northwestern’s Kellogg Graduate School of Management in Evanston, Illinois.

Mr. McKendrick’s business address is 170 S. Orchard Circle, Lake Forest, IL 60045.

6. Katherine “KT” Rabin

Katherine “KT” Rabin was the Chief Executive Officer at Glass, Lewis & Co., an independent provider of global governance services, from 2007 to 2019. Before joining Glass Lewis, Ms. Rabin was Vice President of Investor Relations and Communications QRS Corporation (NASDAQ: QRSI), a supply chain management company, and Director of Research at OTR Global, an independent investment research firm. Ms. Rabin serves as a member of the Glass Lewis Research Advisory Council and the Advisory Board of the Millstein Center for Global Markets and Corporate Ownership.

Ms. Rabin received a Bachelor of Arts degree in Latin American Studies from the University of California at Berkeley in 1985.

Ms. Rabin’s business address is 544 Chapman Drive, Corte Madera, CA 94925.

7. Sreekanth Ravi

Sreekanth Ravi has served as the Co-Founder and Executive Chairman of the Board of Directors of RSquared since 2018, a cloud-based artificial intelligence (AI) platform in the Workforce Intelligence market. Previously, Mr. Ravi was the Co-Founder, Chairman, and Chief Executive Officer of Tely, a video-conferencing company and was the Co-Founder, Chairman, and Chief Executive Officer of Code Green Networks, a maker of data-loss prevention and content security solutions that resulted in a successful sale to Digital Guardian in 2015. Prior to that, Mr. Ravi was Co-Founder, Chief Executive Officer, and Chairman of SonicWall (NASDAQ: SNWL).

Mr. Ravi earned a B.S. in Electrical Engineering from the University of Illinois in Urbana-Champaign.

Mr. Ravi’s business address is PO BOX 2045, Menlo Park, California 94026.

8. Lisa Wardell

Lisa Wardell is the Chairman and Chief Executive Officer of Adtalem Global Education Inc. (NYSE: ATGE), a workforce solutions provider. Prior to joining Adtalem, she was Executive Vice President and Chief Operating Officer for The RLJ Companies where she was responsible for managing the company portfolio, including strategic partnerships, mergers and acquisitions, business strategy, operations, and finance. Ms. Wardell currently serves on the Board of Directors of Lowe’s Companies (NYSE: LOW), as well as THINK450, the innovation engine of the National Basketball Players Association.

Ms. Wardell earned her bachelor’s degree from Vassar College and her law degree from Stanford Law School. She earned her MBA in finance and entrepreneurial management from the Wharton School of Business at the University of Pennsylvania.

Ms. Wardell’s business address is 500 West Monroe, Suite 280, Chicago IL 60615.

9. Henry W. “Jay” Winship

Henry W. “Jay” Winship has served as President of Pacific Point Capital, a privately-owned asset management firm, since 2016. Prior to founding Pacific Point Capital, Mr. Winship was a Principal, Senior Managing Director, and Investment Committee Member of Relational Investors LLC, a $6 billion investment fund. He is a Certified Public Accountant and Chartered Financial Analyst. Mr. Winship currently serves on the Board of Directors and as Chair of the Audit Committee of Bunge Limited (NYSE: BG). He was previously on the Board of Directors of Esterline Technologies Corporation (NYSE: ESL) and Excel National Bank. Mr. Winship is on the Board of Advisors of the Corporate Governance Institute at San Diego State University Fowler College of Business.

Mr. Winship holds a BS in finance from of the University of Arizona and an MBA from the University of California, Los Angeles. He is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst.

Mr. Winship’s business address is 16236 San Dieguito Road, Ste. 5-14, PO Box 8614, Rancho Santa Fe, California 92067.

Additional Information about the Senator and Cannae Nominees

Each Senator and Cannae Nominee named herein has consented to be named in this Proxy Statement and to serve as a director of the Company, if appointed. If appointed, each of these Senator and Cannae Nominees would serve as a director for a term ending at the Company’s annual meeting in 2021 and until a successor has been elected and qualified.

Based solely on the Senator and Cannae Solicitation Statement and information provided to the Company by Senator and Cannae, including the director nominee questionnaires provided to the Company by Senator and Cannae on behalf of each of the Senator and Cannae Nominees, (a) none of the Senator and Cannae Nominees is a current or former officer of the Company and none of the Senator and Cannae Nominees was an employee of the Company during fiscal year 2019; (b) during fiscal year 2019, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity of which any Senator and Cannae Nominee was an executive officer; (c) there exist no interlocking relationships that would have required disclosure under Item 407(e)(4) of Regulation S-K, had the Senator and Cannae Nominees been directors of the Company; and (d) there exist no family relationships between any Senator and Cannae Nominee and any director or executive officer of the Company.

If appointed, the Senator and Cannae Nominees will be entitled to such compensation from the Company as may be determined by the Company for non-employee directors. The compensation package for non-management directors of the Company for the Company’s fiscal year ended December 31, 2019 consisted of: (a) an annual retainer of $80,000; (b) restricted stock units with an aggregate fair market value equal to $160,000; (c) a fee of $2,000 per board meeting and committee meeting attended, in excess of eight meetings of the Board, Audit Committee and Compensation Committee, and in excess of four meetings of the Nominating and Corporate Governance Committee and Strategic Planning and Acquisition Committee; (d) an annual retainer of $100,000 for the non-management Chairman of the Board; (e) a $25,000 annual retainer for the audit committee chair and a $15,000 annual retainer for each member of the audit committee; (f) a $20,000 annual retainer for the compensation committee chair and a $10,000 annual retainer for each member of the compensation committee; (g) a $15,000 annual retainer for the nominating and corporate governance committee chair and a $7,500 annual retainer for each member of the nominating and corporate governance committee; and (h) a $12,500 annual fee for the strategic planning and acquisition committee chair and a $5,000 annual retainer for each member of the strategic planning and acquisition committee. Such compensation for the fiscal year ending December 31, 2019 is described in the Company’s proxy statement filed in connection with the 2020 Annual Meeting. If appointed, the Company plans to indemnify the Senator and Cannae Nominees for serving as a director of the Company to the same extent indemnification is provided to the current directors of the Company and the Senator and Cannae Nominees will be covered by the Company’s director and officer liability insurance.

Based solely on the Senator and Cannae Solicitation Statement and information provided to the Company by Senator and Cannae, including the director nominee questionnaires provided to the Company by Senator and Cannae on behalf of each of the Senator and Cannae Nominees, none of the Senator and Cannae Nominees (a) beneficially owns any shares of capital stock or other securities of the Company or (b) has had any transactions with respect to the Company’s securities during the past two years.

Based solely on the Senator and Cannae Solicitation Statement and information provided to the Company by Senator and Cannae, including the director nominee questionnaires provided to the Company by Senator and Cannae on behalf of each of the Senator and Cannae Nominees, other than as disclosed herein, (a) no Senator and Cannae Nominee or any associate of a Senator and Cannae Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding, (b) there is no event that occurred during the past 10 years with respect to any of the Senator and Cannae Nominees that is required to be described under Item 401(d) or 401(f) of Regulation S-K, and (c) no Senator and Cannae Nominee has any Disclosable Interest as such term is defined in Article II, Section 2.10(a)(ii)(D)(10) of the Bylaws.

PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 4, 2020, SUBJECT TO COMPLETION PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6 TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED CORELOGIC, INC. SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 17, 2020 This proxy is solicited by CoreLogic’s Board of Directors. The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Frank D. Martell and Francis Aaron Henry, and each of them, as proxies for the W undersigned, with power to act without the other and with power to each of substitution, and H hereby authorize(s) them to attend the special meeting of the stockholders of said corporation to I be held November 17, 2020, at [•] [•] [a.m.]/[p.m.], [local time/Pacific Time], at [•], and any postponements or adjournments thereof, and to vote all of the shares of common stock of T E CoreLogic, Inc. that the undersigned is/are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with P discretionary authority to act on such other matters as may properly come before said meeting or any postponements or adjournments thereof. R O THE SHARES OF COMMON STOCK OF CORELOGIC, INC. REPRESENTED HEREBY SHALL X BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS Y THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED AGAINST Proposal 1, AGAINST the removal of all directors named in Proposal 2, AGAINST the nomination of all individuals named in Proposal 3, and AGAINST Proposal 4. YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY (Continued and to be marked, dated and signed on the other side)

YOUR VOTE IS IMPORTANT Please take a moment now to vote your Shares of Common Stock of CoreLogic, Inc. for the upcoming Special Meeting of Stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone – Call toll-free from the U.S. or Canada at (866)-860-0411 on a touch-tone telephone. If outside the U.S. or Canada, call +1(646)-880-9095. Please follow the simple instructions provided. You will be required to provide the unique control number printed below. OR 2. Vote by Internet – Please access https://www.proxyvotenow.com/clgx and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. CONTROL NUMBER: You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card. OR 3. Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and promptly return the proxy card in the enclosed postage-paid envelope we have provided, or mail to: CoreLogic, Inc., c/o Innisfree M&A Incorporated, 20 Oser Ave, Suite 100, Hauppauge NY 11788. 6 TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6 Please mark vote X as in this sample The Board of Directors recommends you vote AGAINST Proposal 1, AGAINST the removal of all directors named in Proposal 2, AGAINST the nomination of all individuals named in Proposal 3, and AGAINST Proposal 4. 1. The repeal of each provision of, or amendment to, the Company’s AGAINST ABSTAIN FOR 3. The nomination of the following individuals for appointment to the Board by the directors then in Amended and Restated Bylaws (the “Bylaws”) adopted by the office, if and to the extent one or more of the Incumbent Directors is removed from the Board Company’s board of directors (the “Board”) without the approval of the pursuant to the valid adoption of the Director Removal Proposal (the “Nomination Proposal”). Company’s stockholders subsequent to July 6, 2020. AGAINST ABSTAIN FOR 2. The removal from office as directors of the Company of the following, as well as any other person A. W. Steve Albrecht or persons elected or appointed to the Board without stockholder approval after June 18, 2020 and B. Martina Lewis Bradford up to and including the date of the Special Meeting (other than the Senator and Cannae Nominees listed in the Nomination Proposal (as each is defined below)) (such directors, the “Incumbent C. Gail Landis Directors” and such proposal, the “Director Removal Proposal”). AGAINST ABSTAIN FOR D. Wendy Lane A. J. David Chatham E. Ryan McKendrick B. Douglas C. Curling F. Katherine “KT” Rabin C. John C. Dorman G. Sreekanth Ravi D. Paul F. Folino H. Lisa Wardell E. Thomas C. O’Brien I. Henry W. “Jay” Winship F. Pamela H. Patenaude 4. Amendment to add a new clause (which shall be designated clause (b)) to AGAINST ABSTAIN FOR G. Vikrant Raina Section 2.2 of Article II of the Bylaws to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of H. J. Michael Shepherd directors are in office following the passing of the Director Removal Proposal. I. David F. Walker Date: , 2020 Signature Signature (Joint Owners) Title NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.